                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

        =================================================================


                        5-YEAR REVOLVING CREDIT AGREEMENT
                           Dated as of March 26, 2002

                                      among

                            THE TJX COMPANIES, INC.,

                                as the Borrower,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                 as the Lenders,

                                  BANK ONE, NA,

                            as Administrative Agent,

                              FLEET NATIONAL BANK,

                                       and

                              THE BANK OF NEW YORK,

                             as Syndication Agents,

                                       and

                  BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK
                             as Documentation Agents

        =================================================================

                             FLEET SECURITIES, INC.

                                       and

                            BNY CAPITAL MARKETS, INC.
                   as Co-Lead Arrangers and Joint Book Runners

        =================================================================

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                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----

ARTICLE I  DEFINITIONS.......................................................1

     1.1   Certain Defined Terms.............................................1

ARTICLE II  THE CREDITS.....................................................18

     2.1   The Syndicated Loans.............................................18
     2.2   Repayment of the Syndicated Loans................................19
     2.3   Ratable Loans; Types of Syndicated Advances......................19
     2.4   Minimum Amount of Each Syndicated Advance........................19
     2.5   Optional Prepayments of Syndicated Loans.........................19
     2.6   Method of Selecting Types and Interest Periods for New
             Syndicated Advances............................................19
     2.7   Conversion and Continuation of Outstanding Syndicated Advances...20
     2.8   Payment of Interest on Syndicated Advances; Changes in Interest
             Rate...........................................................21
     2.9   Swing Line Loans.................................................21
     2.10  The Bid Rate Advances............................................23
     2.11  Facility Fee; Utilization Fee; Adjustments in Aggregate
             Commitment.....................................................26
     2.12  Rates Applicable After Default...................................27
     2.13  Method of Payment................................................28
     2.14  Evidence of Debt (Optional Notes); Telephonic Notices............28
     2.15  Notification of Advances, Interest Rates, Prepayments and
             Commitment Reductions..........................................29
     2.16  Lending Installations............................................29
     2.17  Non-Receipt of Funds by the Administrative Agent.................29
     2.18  Withholding Tax Exemption........................................30
     2.19  Termination......................................................30
     2.20  Letter of Credit Facility........................................30
     2.21  Pricing..........................................................35

ARTICLE III  CHANGE IN CIRCUMSTANCES........................................36

     3.1   Yield Protection.................................................36
     3.2   Changes in Capital Adequacy Regulations..........................37
     3.3   Availability of Types of Syndicated Advances.....................37
     3.4   Funding Indemnification..........................................37
     3.5   Mitigation; Lender Statements; Survival of Indemnity.............38

ARTICLE IV  CONDITIONS PRECEDENT............................................39

     4.1   Effectiveness; Initial Advance...................................39
     4.2   Each Advance and Letter of Credit................................40

ARTICLE V  REPRESENTATIONS AND WARRANTIES...................................40


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     5.1   Existence and Standing...........................................41
     5.2   Authorization and Validity.......................................41
     5.3   No Conflict; Government Consent..................................42
     5.4   Financial Statements.............................................42
     5.5   Material Adverse Change..........................................42
     5.6   Taxes............................................................42
     5.7   Litigation and Contingent Obligations............................42
     5.8   Subsidiaries.....................................................43
     5.9   ERISA............................................................43
     5.10  Accuracy of Information..........................................43
     5.11  Regulations T, U and X...........................................43
     5.12  Material Agreements..............................................43
     5.13  Compliance With Laws.............................................44
     5.14  Ownership of Property............................................44
     5.15  Labor Matters....................................................44
     5.16  Investment Company Act...........................................44
     5.17  Public Utility Holding Company Act...............................44
     5.18  Insurance........................................................44

ARTICLE VI  COVENANTS.......................................................45

     6.1   Financial Reporting..............................................45
     6.2   Use of Proceeds..................................................46
     6.3   Other Notices....................................................47
     6.4   Conduct of Business..............................................47
     6.5   Taxes............................................................47
     6.6   Insurance........................................................47
     6.7   Compliance with Laws.............................................47
     6.8   Maintenance of Properties........................................47
     6.9   Inspection.......................................................48
     6.10  Merger...........................................................48
     6.11  Sale of Assets...................................................48
     6.12  Affiliates.......................................................49
     6.13  Investments......................................................49
     6.14  Contingent Obligations...........................................50
     6.15  Liens............................................................51
     6.16  Maximum Leverage Ratio...........................................52
     6.17  Minimum Fixed Charge Coverage....................................53
     6.18  Acquisitions.....................................................53
     6.19  Rate Hedging Obligations.........................................53
     6.20  Material Subsidiaries............................................53
     6.21  Subsidiary Indebtedness..........................................53
     6.22  Subordination of Intercompany Indebtedness.......................54

ARTICLE VII  DEFAULTS.......................................................54

     7.1   Breach of Representation or Warranty.............................54


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     7.2   Payment Default..................................................54
     7.3   Breach of Certain Covenants......................................54
     7.4   Breach of Other Provisions.......................................54
     7.5   Default on Material Indebtedness.................................54
     7.6   Voluntary Insolvency Proceedings.................................55
     7.7   Involuntary Insolvency Proceedings...............................55
     7.8   Condemnation.....................................................55
     7.9   Judgments........................................................56
     7.10  ERISA Matters....................................................56
     7.11  Environmental Matters............................................56
     7.12  Change of Control................................................56
     7.13  Change of Subsidiary Ownership; Facility Guaranty or Loan
             Document Defaults..............................................56
     7.14  Off-Balance Sheet Liabilities....................................56

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................57

     8.1   Acceleration.....................................................57
     8.2   Amendments.......................................................57
     8.3   Preservation of Rights...........................................58

ARTICLE IX  GENERAL PROVISIONS..............................................58

     9.1   Survival of Representations......................................58
     9.2   Governmental Regulation..........................................58
     9.3   Taxes; Stamp Duties..............................................58
     9.4   Headings.........................................................59
     9.5   Entire Agreement.................................................59
     9.6   Several Obligations; Benefits of this Agreement..................59
     9.7   Expenses; Indemnification........................................59
     9.8   Numbers of Documents.............................................61
     9.9   Accounting.......................................................61
     9.10  Severability of Provisions.......................................61
     9.11  Nonliability of Lenders..........................................62
     9.12  GOVERNING LAW....................................................62
     9.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..........62
     9.14  Confidentiality..................................................64
     9.15  Facility Guaranty Releases.......................................64

ARTICLE X  THE ADMINISTRATIVE AGENT.........................................65

     10.1  Appointment; Nature of Relationship..............................65
     10.2  Powers...........................................................65
     10.3  General Immunity.................................................65
     10.4  No Responsibility for Loans, Creditworthiness, Collateral,
             Recitals, Etc..................................................65
     10.5  Action on Instructions of Lenders................................66
     10.6  Employment of Agents and Counsel.................................66


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     10.7   Reliance on Documents; Counsel..................................66
     10.8   The Administrative Agent's Reimbursement and Indemnification....67
     10.9   Rights as a Lender..............................................67
     10.10  Lender Credit Decision..........................................67
     10.11  Successor Administrative Agent..................................68
     10.12  No Duties Imposed on Syndication Agents, Documentation Agents
              or Arrangers..................................................68
     10.13  Administrative Agent's Fee......................................68

ARTICLE XI  SETOFF; RATABLE PAYMENTS........................................69

     11.1   Setoff..........................................................69
     11.2   Ratable Payments................................................69
     11.3   Application of Payments.........................................69

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............70

     12.1   Successors and Assigns..........................................70
     12.2   Participations..................................................71
     12.3   Assignments.....................................................71
     12.4   Designated Lenders..............................................72
     12.5   Dissemination of Information....................................73
     12.6   Tax Treatment...................................................73

ARTICLE XIII  NOTICES.......................................................74

     13.1   Giving Notice...................................................74
     13.2   Change of Address...............................................74

ARTICLE XIV  COUNTERPARTS...................................................74


                                       iv
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SCHEDULES
---------

Schedule 1     Commitments

Schedule 2.20  Issuing Lender's Maximum Amounts
Schedule 5.3   Governmental Authorizations
Schedule 5.6   Tax Liens
Schedule 5.7   Litigation
Schedule 5.8   Subsidiaries

Schedule 5.13  Environmental, Health or Safety Requirements of Law
Schedule 5.14  Liens and Encumbrances
Schedule 6.11  Asset Sales
Schedule 6.13  Investments
Schedule 6.14  Contingent Obligations
Schedule 6.21  Subsidiary Indebtedness
Schedule 6.22  Subordination Terms

EXHIBITS
--------

Exhibit A-1    Form of Syndicated Note (if requested)
Exhibit A-2    Form of Bid Rate Note (if requested)
Exhibit A-3    Form of Swing Line Note (if requested)
Exhibit B      Required Opinions
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Assignment Agreement
Exhibit E      Form of Loan/Credit Related Money Transfer Instruction
Exhibit F-1    Form of Syndicated Advance Borrowing Notice
Exhibit F-2    Form of Swing Line Borrowing Notice
Exhibit F-3    Form of Bid Rate Advance Borrowing Notice
Exhibit G      Form of Prepayment Notice
Exhibit H      Form of Conversion/Continuation Notice
Exhibit I      Form of Facility Guaranty
Exhibit J      Form of Designation Agreement

          THIS 5-YEAR REVOLVING CREDIT AGREEMENT, dated as of March 26, 2002, is among THE TJX COMPANIES, INC., as the Borrower, THE FINANCIAL INSTITUTIONS NAMED HEREIN, as the Lenders, BANK ONE, NA, having its principal place of business in Chicago, Illinois, as the Administrative Agent, FLEET NATIONAL BANK and THE BANK OF NEW YORK, as Syndication Agents, and BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, as Documentation Agents. The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

          "ABSOLUTE RATE AUCTION" has the meaning specified in SECTION
2.10(b)(i).

          "ACCOUNTING CHANGES" has the meaning specified in SECTION 9.9.

          "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

          "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for the Lenders pursuant to ARTICLE X, and not in its capacity as a Lender, and any successor Administrative Agent appointed pursuant to
ARTICLE X.

          "ADVANCE" means a Syndicated Advance or a Bid Rate Advance.

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; PROVIDED THAT no individual shall be an Affiliate solely by reason of being, or actions taken as, a director, officer or employee.

          "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment hereunder is Three Hundred Fifty Million Dollars ($350,000,000).


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

          "AGREEMENT" means this 5-Year Revolving Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

          "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time; PROVIDED, HOWEVER, that except as provided in SECTION 9.9, with respect to the calculation of financial ratios set forth in SECTIONS 6.16 and 6.17 (and the defined terms used in such Sections), "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of January 27, 2001 (as modified by Statement of Financial Accounting Standards (SFAS) Nos. 133, 141, 142, 143 and 144 and as otherwise applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in
SECTION 5.4 hereof). An Affiliate of the Borrower which is consolidated with the accounts of the Borrower in accordance with Agreement Accounting Principles shall for all accounting and financial tests contained in this Agreement be treated as a Subsidiary hereunder.

          "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of Federal Funds Effective Rate for such day PLUS 0.50% per annum.

          "APPLICABLE FACILITY FEE RATE" means, from time to time, the Applicable Facility Fee Rate set forth in SECTION 2.21.

          "APPLICABLE UTILIZATION FEE RATE" means, from time to time, the Applicable Utilization Fee Rate set forth in SECTION 2.21.

          "ARRANGERS" means Fleet Securities, Inc. and BNY Capital Markets, Inc., in their capacities as co-lead arrangers and joint book runners.

          "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

          "AUTHORIZED OFFICER" means any of the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Controller or the Treasurer of the Borrower, acting singly.

          "BANK ONE" means Bank One, NA, having its principal place of business in Chicago, Illinois, in its individual capacity, and its successors.

          "BID RATE ADVANCE" means a borrowing consisting of simultaneous Bid Rate Loans to the Borrower from each of the Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by the Borrower under the applicable auction bidding procedure described in SECTION 2.10.

          "BID RATE ADVANCE BORROWING NOTICE" has the meaning specified in
SECTION 2.10(b)(i).

          "BID RATE INTEREST PERIOD" means, (i) with respect to a Bid Rate Advance priced based on the Eurodollar Base Rate, a period of one, two, three or six months commencing on a


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Business Day selected by the Borrower pursuant to this Agreement and (ii) with respect to a Bid Rate Advance priced at an absolute rate per annum, a period of from one to 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement.

          "BID RATE LOAN" means a loan by a Lender to the Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in SECTION 2.10.

          "BID RATE NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Bid Rate Loans made by such Lender to the Borrower.

          "BID RATE REDUCTION" has the meaning specified in SECTION 2.1.

          "BNY" means The Bank of New York, in its individual capacity, and its successors.

          "BORROWER" means The TJX Companies, Inc., a Delaware corporation, and its successors and assigns.

          "BORROWING DATE" means a date on which an Advance or a Swing Line Loan is made hereunder.

          "BORROWING NOTICE" means a Syndicated Advance Borrowing Notice, a Swing Line Borrowing Notice or a Bid Rate Advance Borrowing Notice.

          "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, New York, New York and London, England for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities.

          "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CHANGE" has the meaning specified in SECTION 3.2.

          "CHANGE IN CONTROL" means:

          (a) the acquisition by any Person, or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and


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Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of the Borrower; or

          (b) during any period of twelve (12) consecutive calendar months, individuals:

          (i) who were directors of the Borrower on the first day of such period; or

          (ii) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

          "CHIEF FINANCIAL OFFICER" means, at any time, the Person who reports to the board of directors of the Borrower on the financial affairs of the Borrower and its Subsidiaries.

          "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "COMBINED COMMITMENT" means the sum of (a) the Aggregate Commitment hereunder and (b) (i) prior to the "Conversion Date" (as defined in the 364-Day Credit Agreement), the "Aggregate Commitment" under and as defined in the 364-Day Credit Agreement and (ii) from and after the "Conversion Date" (as defined in the 364-Day Credit Agreement), the aggregate principal amount of all "Loans" under and as defined in the 364-Day Credit Agreement.

          "COMBINED UTILIZED AMOUNT" means (1) the sum of all Loans (whether Syndicated Loans, Bid Rate Loans or Swing Line Loans) and L/C Obligations hereunder, and (2) the aggregate principal amount of all "Loans" (whether "Syndicated Loans" or "Bid Rate Loans") under and as defined in the 364-Day Credit Agreement.

          "COMMITMENT" means, for each Lender, the obligation of such Lender to make Syndicated Loans and to purchase participations in Letters of Credit and in Swing Line Loans not exceeding, in the aggregate, the amount set forth opposite its name on SCHEDULE 1 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "CONDEMNATION" has the meaning specified in SECTION 7.8.

          "CONSOLIDATED FIXED CHARGES" for any period means, on a consolidated basis for the Borrower and all of its Subsidiaries for such period, the sum of
(a) Consolidated Interest Expense (net of consolidated interest income) and (b) all payments of Consolidated Rentals by the Borrower or any of its Subsidiaries, all as determined in accordance with Agreement Accounting Principles.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations and the discount or implied interest component of Off-Balance Sheet Liabilities (but exclusive of payments in the nature of interest with respect to the Borrower's Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Subordinated) issued by the Borrower on February 13, 2001), paid in cash by the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

          "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded from such amount (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

          "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

          "CONSOLIDATED RENTALS" means, for any period, the aggregate rental amounts payable by the Borrower and its Subsidiaries for such period under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capitalized Leases), determined in accordance with Agreement Accounting Principles; PROVIDED, HOWEVER, that there shall be excluded from such calculation rentals in respect of discontinued operations and other store closings reflected in the Borrower's consolidated financial statements (or the footnotes thereto) to the extent such rentals relate to operations for which a charge has been taken and/or reserve established in accordance with Agreement Accounting Principles and which do not exceed the amount of such charge and/or reserve, the amount of which charge and/or reserve has been established consistent with Agreement Accounting Principles.

          "CONSOLIDATED TOTAL ASSETS" means, as of the date of any determination thereof, the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with Agreement Accounting Principles.

          "CONTINGENT OBLIGATION" of a Person means any agreement, written undertaking or contractual arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial or monetary obligation or financial or monetary liability of any other Person (excluding customary indemnification obligations arising from a purchase and sale agreement negotiated at arm's length and typical for transactions of a similar nature), or agrees in writing to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person in writing against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit (including any Letter of Credit).

          "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "CONVERSION/CONTINUATION NOTICE" has the meaning specified in
SECTION 2.7.

          "CREDIT RATINGS" has the meaning specified in SECTION 2.21.

          "DEFAULT" means an event described in ARTICLE VII.

          "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to SECTION 12.4(a).

          "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to such SECTION 12.4(a).

          "DISQUALIFIED STOCK" means, for any Person, any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

          "DOLLARS" and "$" mean the lawful money of the United States.

          "EBITDAR" for any period means the sum, without duplication, of (a) Consolidated Net Income during such period, PLUS (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any foreign, federal, state and local taxes paid or accrued by the Borrower or any of its Subsidiaries during such period, PLUS (to the extent deducted in determining Consolidated Net Income) (c) Consolidated Interest Expense of the Borrower or any of its Subsidiaries during such period, MINUS (to the extent included in determining Consolidated Net Income) (d) extraordinary gains (and any unusual gains whether or not arising in the ordinary course of business not included in extraordinary gains) to the extent not included in income from continuing operations, PLUS (to the extent deducted in determining Consolidated Net Income)
(e) consolidated depreciation, PLUS (to the extent deducted in determining Consolidated Net Income) (f) consolidated amortization expense, including without limitation, amortization of goodwill and other intangible assets and other non-cash charges but excluding reserves, PLUS (to the extent deducted in determining Consolidated Net Income) (g) Consolidated Rentals, PLUS (to the extent deducted in determining Consolidated Net Income) (h) extraordinary losses; all of such items as determined in accordance with Agreement Accounting Principles.

          "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered or sponsored by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

          "ELIGIBLE PARTICIPANT" means (i) a Lender or any Affiliate thereof which is a commercial bank, (ii) any other commercial bank having capital and surplus in excess of $100,000,000 or (iii) an Eligible Designee.

          "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "EURODOLLAR ADVANCE" means a Syndicated Advance denominated in Dollars that bears interest at a Eurodollar Rate.

          "EURODOLLAR APPLICABLE MARGIN" means, from time to time, the Eurodollar Applicable Margin set forth in SECTION 2.21.

          "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, or with respect to a Bid Rate Advance priced based on the Eurodollar Base Rate for the applicable Bid Rate Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or Bid Rate Interest Period, and having a maturity equal to such Eurodollar Interest Period or Bid Rate Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period or Bid Rate Interest Period, as applicable, shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or Bid Rate Interest Period, and having a maturity equal to such Eurodollar Interest Period or Bid Rate Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period or Bid Rate Interest Period, as applicable, shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or Bid Rate Interest Period, in the approximate amount of Bank One's relevant Eurodollar Advance or Bid Rate Advance, as applicable, and having a maturity equal to such Eurodollar Interest Period or Bid Rate Interest Period, as applicable.

          "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three, six or, if available, twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, unless there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

          "EURODOLLAR LOAN" means a Syndicated Loan or Bid Rate Loan denominated in Dollars which bears interest at the Eurodollar Rate.

          "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(ii) one minus the Reserves (expressed as a decimal) applicable to such Eurodollar Interest Period, PLUS (b) the Eurodollar Applicable Margin in effect from time to time during such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

          "EXISTING CREDIT AGREEMENTS" means, collectively, (i) that certain Credit Agreement dated as of September 18, 1997 among the Borrower, the financial institutions named therein, Bank One, NA (f/k/a The First National Bank of Chicago), as administrative agent, and the other agents and co-agents thereunder, as amended by that certain Amendment and Waiver No. 1 dated as of December 17, 1997 and Amendment No. 2 dated as of June 23, 2000, and (ii) that certain 364-Day Credit Agreement dated as of July 6, 2001 among the Borrower, the financial institutions named therein, Bank One, as administrative agent, BNY, as syndication agent, and Fleet, as documentation agent.

          "FACILITY GUARANTY" means a guaranty, substantially in the form of
EXHIBIT I hereto, duly executed and delivered by one or more Material Subsidiaries of the Borrower to and in favor of the Administrative Agent for the benefit of itself, the Issuing Lenders, the Swing Line Lender, and the Lenders, as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "FACILITY TERMINATION DATE" means March 26, 2007.

          "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "FEE LETTER" means that certain fee letter dated as of February 15, 2002 among the Borrower, the Syndication Agents and the Arrangers, as amended, restated, supplemented or otherwise modified from time to time.

          "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) EBITDAR to (b) Consolidated Fixed Charges.

          "FLEET" means Fleet National Bank, in its individual capacity, and its successors.

          "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

          "FLOATING RATE ADVANCE" means a Syndicated Advance denominated in Dollars which bears interest at the Floating Rate.

          "FLOATING RATE LOAN" means a Syndicated Loan denominated in Dollars which bears interest at the Floating Rate.

          "FUNDED DEBT" of any Person means, without duplication, all obligations of such Person for money borrowed which in accordance with Agreement Accounting Principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (a) all Capitalized Lease Obligations of such Person and (b) all Contingent Obligations of such Person with respect to money borrowed, but shall exclude (i) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit, (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary,
(iii) bankers acceptances which, in accordance with Agreement Accounting Principles, are classified as accounts payable and (iv) Contingent Obligations set forth on SCHEDULE 6.14. Without in any way limiting the foregoing, Funded Debt of the Borrower shall include all Loans outstanding under this Agreement and all "Loans" outstanding under and as defined in the 364-Day Agreement.

          "GOVERNMENTAL ACTS" has the meaning specified in SECTION 2.20.9.

          "GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the Loan Documents, it shall have the meaning set forth herein.

          "INDEBTEDNESS" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than (i) accounts payable and (ii) bankers acceptances classified in accordance with Agreement Accounting Principles as accounts payable, in each case arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances (to the extent not classified as accounts payable in accordance with Agreement Accounting Principles), or other similar instruments, (e) Capitalized Lease Obligations,
(f) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (g) all Off-Balance Sheet Liabilities of such Person,
(h) all Disqualified Stock and (i) any other obligation in writing for borrowed money or financial accommodation with respect to other items included in the definition of Indebtedness above which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, but excluding, in any event, (i) amounts payable by such Person in respect of covenants not to compete, and (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower.

          "INDEMNIFIED MATTERS" has the meaning specified in SECTION 9.7(b).

          "INDEMNITEES" has the meaning specified in SECTION 9.7(b).

          "INDEXED RATE AUCTION" has the meaning specified in SECTION
2.10(b)(i).

          "INTELLECTUAL PROPERTY" means (i) any and all intangible personal property consisting of intellectual property, whether or not registered with any governmental entity, including, without limitation, franchises, licenses, patents, technology and know-how, copyrights, trademarks, trade secrets, service marks, logos and trade names and (ii) any and all contract rights (including, without limitation, applications for governmental registrations, license agreements, trust agreements and assignment agreements) creating, evidencing or conveying an interest or right in or to any of the intellectual property described in the preceding CLAUSE (i).

          "INTEREST PERIOD" means a Eurodollar Interest Period.

          "INVESTMENT" of a Person means any loan, advance (other than commission, travel and other loans, credits and advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures or other securities of any other Person made by such Person (other than anticipatory prepayments to vendors in the ordinary course of business consistent with past practice).

          "ISSUING LENDER" means Bank One and any other Lender which, at the Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to SECTION 2.20. The designation of any Lender as an Issuing Lender after the date hereof shall be subject to the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld.

          "L/C DRAFT" means a draft drawn on an Issuing Lender pursuant to any of the Letters of Credit.

          "L/C INTEREST" has the meaning specified in SECTION 2.20.5.

          "L/C OBLIGATIONS" means an amount equal to the sum (without duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lenders and (iii) the aggregate outstanding amount of Reimbursement Obligations at such time.

          "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

          "LETTER OF CREDIT" means any standby or commercial letter of credit issued pursuant to SECTION 2.20.

          "LEVERAGE RATIO" means, with respect to the last day of any fiscal quarter, the ratio of:

          (i) the sum of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis, PLUS (b) an amount equal to the product of four (4) multiplied by Consolidated Rentals for the period of four consecutive fiscal quarters ending on such day to

          (ii) the sum of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis, plus (b) an amount equal to the product of four
     (4) multiplied by Consolidated Rentals for the period of four consecutive fiscal quarters ending on such day plus (c) Consolidated Net Worth.

          "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "LOAN" means a Syndicated Loan, a Bid Rate Loan or a Swing Line Loan.

          "LOAN DOCUMENTS" means this Agreement, any Notes, the Facility Guaranties, the applications, reimbursement agreements and other instruments and agreements related to the Letters of Credit and L/C Interests and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition, operations, performance or Property of the Borrower and its Subsidiaries on a consolidated basis, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or any material rights or remedies of the Administrative Agent or the Lenders thereunder.

          "MATERIAL INDEBTEDNESS" means any Indebtedness, or group of different Indebtedness, in an aggregate principal amount of at least $20,000,000.

          "MATERIAL SUBSIDIARY" means (a) T.J. Maxx of CA, LLC, a Delaware limited liability company, T.J. Maxx of IL, LLC, a Delaware limited liability company, Marshalls of CA, LLC, a Delaware limited liability company, Marshalls of IL, LLC, a Delaware limited liability company, Marmaxx Operating Corp., a Delaware corporation, Marshalls of MA, Inc., a Massachusetts corporation, NBC Fourth Realty Corp., a Nevada corporation, Marshall's of Nevada, Inc., a Nevada corporation, NBC Operating, LLC, a Delaware limited liability company, NBC Trust, a Massachusetts business trust, Marshalls of Richfield, MN, Inc., a Minnesota corporation, and Newton Buying Company of CA, Inc., a Delaware corporation; (b) any domestic Subsidiary of the Borrower which owns, directly or indirectly, greater than ten percent (10%) of the total consolidated assets of the Borrower and its Subsidiaries; and (c) any other domestic Subsidiary in connection with which the Borrower shall provide written notice to the Agent designating such entity to be a Material Subsidiary and which shall become a party to the Facility Guaranty pursuant to the terms of SECTION 6.20.

          "MONEY MARKET RATE" is defined in SECTION 2.9(a).

          "MONEY MARKET RATE LOAN" means a Swing Line Loan which bears interest at a Money Market Rate.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a Plan, if any, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one non-Affiliated employer is obligated to make contributions.

          "NOTE" means a Syndicated Note, a Bid Rate Note or a Swing Line Note.

          "NOTICE OF ASSIGNMENT" has the meaning specified in SECTION 12.3.2.

          "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

          "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts or any other obligation of such Person or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this CLAUSE (iv) Operating Leases.

          "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.

          "PARTICIPANT" has the meaning specified in SECTION 12.2.1.

          "PAYMENT OFFICE" means the principal office of the Administrative Agent in Chicago, Illinois, located on the date hereof at 1 Bank One Plaza, Chicago, Illinois 60670 or such other office of the Administrative Agent as the Administrative Agent may from time to time designate by written notice to the Borrower and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PERMITTED ACQUISITION" means any Acquisition made by the Borrower or any of its Subsidiaries, PROVIDED that upon giving effect to each such Acquisition (a) the Person so acquired by the Borrower shall have either been merged into the Borrower or a Subsidiary (with the Borrower or the Subsidiary as the surviving entity) or such Person shall have become a Subsidiary of the Borrower; (b) no Default or Unmatured Default shall exist; (c) the Acquisition is consummated on a non-hostile basis approved by a majority of the board of directors or other governing body of the Person being acquired; and (d) involves the purchase of a business line similar, related, complementary or incidental to that of the Borrower and its Subsidiaries as of the date of this Agreement.

          "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "PREPAYMENT NOTICE" has the meaning specified in SECTION 2.5.

          "PRIME RATE" means the per annum rate announced by the Administrative Agent (or its parent) from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Administrative Agent to any of its customers), which prime rate shall change simultaneously with any change in such announced rate.

          "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; PROVIDED, that if the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of each Lender's L/C Obligations, Syndicated Loans and Swing Line Loans by (y) the aggregate amount of all Syndicated Loans, Swing Line Loans and L/C Obligations; PROVIDED, HOWEVER, if the Aggregate Commitment has been terminated at a time when only Bid Rate Loans are outstanding, "Pro Rata Share" means the percentage obtained by dividing (x) the sum of each Lender's Bid Rate Loans by (y) the aggregate amount of all Bid Rate Loans.

          "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "PURCHASERS" has the meaning specified in SECTION 12.3.1.

          "RATED DEBT" means the Borrower's senior unsecured non-credit-enhanced long-term Indebtedness, which Indebtedness does not benefit from guaranties or other credit enhancement provided by any of the Borrower's Subsidiaries.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stocks.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

          "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.20.6.

          "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "REQUIRED LENDERS" means Lenders having, in the aggregate, at least 51% of the Aggregate Commitment; PROVIDED, HOWEVER, that in the event any of the Lenders shall have failed to fund a portion of any Syndicated Advance requested by the Borrower, any participation in any Letter of Credit or any refunding of or participation in any Swing Line Loan which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all such defaulting Lenders) having, in the aggregate, at least 51% of the aggregate Commitments of such non-defaulting Lenders; PROVIDED, FURTHER, HOWEVER, that, if the Aggregate Commitment has been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate outstanding principal balance of all Syndicated Loans and L/C Obligations is equal to or greater than 51%; PROVIDED, FURTHER, HOWEVER, if the Aggregate Commitment has been terminated at a time when only Bid Rate Loans are outstanding, "Required Lenders" means Lenders whose aggregate outstanding principal balance of all Bid Rate Loans is equal to or greater than 51%.

          "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

          "RESERVES" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserves (including all basic, supplemental, marginal and other reserves) imposed under Regulation D on Eurocurrency liabilities.

          "RISK-BASED CAPITAL GUIDELINES" has the meaning specified in
SECTION 3.2.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with intent to lease such Property as lessee pursuant to a Capitalized Lease.

          "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

          "SINGLE EMPLOYER PLAN" means a Plan, if any, maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group. The term "Single Employer Plan" does not include any Multiemployer Plan.

          "SPECIFIED REMITTANCE TIME" means (a) if the relevant Payment Office is located in Chicago, Illinois, 1:00 p.m. (Chicago time) and (b) if the relevant Payment Office is located elsewhere, such time as the Administrative Agent shall specify after consultation with the Lenders and the consent of the Borrower, which consent shall not be unreasonably withheld.

             "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "SUBSTANTIAL PORTION" means, with respect to the Property of any Person and its Subsidiaries, Property which:

          (a)  when aggregated with all other Property in accordance with
SECTION 6.11 (i) represents more than 15% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 15% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in CLAUSE (I) above; or

          (b)  in any individual transaction or series of related transactions
(i) represents more than 10% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in CLAUSE (i) above.

          "SWING LINE BORROWING NOTICE" has the meaning specified in
SECTION 2.9(b).

          "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

          "SWING LINE LENDER" means Bank One or any other Lender as a successor Swing Line Lender.

          "SWING LINE LOAN" means a loan made available to the Borrower by the Swing Line Lender pursuant to SECTION 2.9.

          "SWING LINE NOTE" means a Note in substantially the form of EXHIBIT A-3 hereto duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of its Swing Line Commitment.

          "SYNDICATED ADVANCE" means a borrowing consisting of simultaneous Syndicated Loans of the same Type made to the Borrower by each of the Lenders pursuant to SECTION 2.1, and, in the case of Eurodollar Advances, for the same Interest Period.

          "SYNDICATED ADVANCE BORROWING NOTICE" has the meaning specified in
SECTION 2.6.

          "SYNDICATED LOAN" means a loan by a Lender to the Borrower as part of a Syndicated Advance.

          "SYNDICATED NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Syndicated Loans made by such Lender to the Borrower.

          "SYNDICATION AGENTS" means, collectively, Fleet and BNY, and their respective successors and assigns.

          "SYNTHETIC LEASE" means a so-called "synthetic" lease that is not treated as a capital lease under Agreement Accounting Principles, but that is treated as a financing under the Code.

          "SYNTHETIC LEASE OBLIGATIONS" means, collectively, the payment obligations of the Borrower or any of its Subsidiaries pursuant to a Synthetic Lease.

          "364-DAY CREDIT AGREEMENT" means that certain 364-Day Credit Agreement dated as of March 26, 2002 among the Borrower, the financial institutions named therein, Bank One, as the administrative agent thereunder, Fleet and BNY, as the syndication agents thereunder, and Bank of America, N.A. and JPMorgan Chase Bank, as the documentation agents thereunder, as the same may be further amended, restated, supplemented or otherwise modified and as in effect from time to time.

          "TRANSFEREE" has the meaning specified in SECTION 12.5.

          "TYPE" means, (a) with respect to any Syndicated Loan, its nature as a Floating Rate Loan or a Eurodollar Loan and (b) with respect to any Syndicated Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

          "UNFUNDED LIABILITIES" means the amount (if any) by which the present actuarial value of all vested nonforfeitable benefits under all Single Employer Plans (based on the actuarial assumptions for each such plan) exceeds the Fair Value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

          "UNITED STATES" and "U.S." mean the United States of America.

          "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors qualifying shares and shares required by applicable corporate law to be owned by foreign nationals) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which (other than directors qualifying shares and shares required by applicable corporate law to be owned by foreign nationals) shall at the time be so owned or controlled.

                                   ARTICLE II
                                  THE CREDITS

          2.1 THE SYNDICATED LOANS. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTION 2.11 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Syndicated Loans to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that the Aggregate Commitment shall be deemed used from time to time to the extent of (a) the aggregate amount of the Bid Rate Loans then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "BID RATE REDUCTION"), (b) the aggregate L/C Obligations then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments and (c) the aggregate amount of the Swing Line Loans then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION 2.11 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Syndicated Loans at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Facility

Termination Date. Notwithstanding anything herein to the contrary, each of the Lenders shall be required to fund its ratable share of any Advance made in connection with any L/C Drafts notwithstanding that such Advance may be made on or after the date of any reduction, suspension or termination of the Aggregate Commitment pursuant to SECTION 2.11(c) or SECTION 8.1 of this Agreement.

          2.2 REPAYMENT OF THE SYNDICATED LOANS. Any outstanding Syndicated Loans shall be paid in full by the Borrower on the Facility Termination Date; PROVIDED, HOWEVER, that (a) all Syndicated Loans made in connection with any of the Letters of Credit shall be paid in full by the Borrower on the later of the Facility Termination Date and the Business Day immediately following the date the relevant Syndicated Loan is made, and (b) nothing in this SECTION 2.2 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Syndicated Loans at any earlier time in accordance with the terms of this Agreement.

          2.3 RATABLE LOANS; TYPES OF SYNDICATED ADVANCES. Each Syndicated Advance hereunder shall consist of Syndicated Loans made from the several Lenders ratably in proportion to their respective Pro Rata Shares of the Aggregate Commitment. Any Syndicated Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with SECTIONS 2.6 and 2.7.

          2.4 MINIMUM AMOUNT OF EACH SYNDICATED ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $15,000,000 (and an integral multiple of $5,000,000 if in excess thereof) and each Floating Rate Advance shall be in the minimum amount of $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof); PROVIDED, HOWEVER, that any Syndicated Advance may be in the amount of the unused Aggregate Commitment.

          2.5 OPTIONAL PREPAYMENTS OF SYNDICATED LOANS. Subject to SECTION 3.4 and the requirements of SECTION 2.4, the Borrower may (a) following notice given to the Administrative Agent by the Borrower, in the form attached hereto as EXHIBIT G (a "PREPAYMENT NOTICE") by not later than 1:00 p.m. (Chicago time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Syndicated Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Administrative Agent by the Borrower by not later than 1:00 p.m. (Chicago time) on, if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof).

          2.6 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW SYNDICATED ADVANCES. The Borrower shall select the Type of each Syndicated Advance and, in the case of a

Eurodollar Advance, the Interest Period applicable to such Syndicated Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice, in the form attached hereto as EXHIBIT F-1 (a "SYNDICATED ADVANCE BORROWING NOTICE"), not later than 11:00 a.m. (Chicago time) (i) on the Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c)  the Type of such Advance, and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Syndicated Loan or Syndicated Loans to the Administrative Agent in immediately available funds at the relevant Payment Office. To the extent that the Administrative Agent has received funds from the Lenders as specified in the preceding sentence and the applicable conditions set forth in ARTICLE IV have been fulfilled, the Administrative Agent will make such funds available to the Borrower at the relevant Payment Office promptly following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Chicago, Illinois, the Administrative Agent will make the applicable funds available to the Borrower by depositing such funds to such account with Bank One as the Borrower shall designate.

          2.7 CONVERSION AND CONTINUATION OF OUTSTANDING SYNDICATED ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to SECTION 2.5. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Syndicated Advance of another Type. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of a Syndicated Advance of any Type into any other Type or Types of Syndicated Advances; PROVIDED that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice in the form of EXHIBIT H hereto (a "CONVERSION/ CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation, specifying:

          (a) the requested date, which shall be a Business Day, of such conversion or continuation;

          (b) the aggregate amount and Type of the Syndicated Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Syndicated Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

          2.8 PAYMENT OF INTEREST ON SYNDICATED ADVANCES; CHANGES IN INTEREST RATE. (a)Interest accrued on each Floating Rate Advance shall be payable in arrears on the last Business Day of each fiscal quarter, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to SECTION 2.11 (solely with respect to such reduced amount) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to SECTION
2.2. Interest accrued on each Eurodollar Advance shall be payable in arrears on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366 -day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Syndicated Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Syndicated Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          (b) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.7 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to SECTION 2.7, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Syndicated Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

          2.9 SWING LINE LOANS. (a) AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 4.1 and 4.2, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an amount not to exceed the least of (i) the Swing Line Commitment, (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal amount of Syndicated Advances, Bid Rate Advances and L/C Obligations, or (iii) the available amount of the Commitment of the Swing Line Lender in its individual capacity as a Lender hereunder. In furtherance of the foregoing, the aggregate outstanding principal amount of the Swing Line Loans and Syndicated Loans made by the Swing Line Lender shall at no time exceed the Commitment of the Swing Line Lender and, if at any time any such excess shall exist, the Borrower shall make a mandatory payment sufficient to eliminate such excess, which payment shall be applied to reduce the outstanding amount of the Swing Line Loans. Each Swing Line Loan shall be in a minimum amount of $1,000,000 and increments of $1,000,000 in excess thereof and all interest payable on the Swing Line Loans shall be payable to the Swing Line Lender for the account of such Swing Line Lender. In no event shall the number of Swing Line Loans outstanding at any time be greater than five. The Swing Line Lender agrees, upon the Borrower's request therefor, promptly to provide information regarding the applicable interest rate at which the Swing Line Lender will make Swing Line Loans to the Borrower on the Business Day of such request or the immediately following Business Day if such request is received after 1:00 p.m. (Chicago time) (the "MONEY MARKET RATE"), which Money Market Rate, in any event, shall not exceed the Floating Rate then applicable to Floating Rate Advances.

          (b) BORROWING NOTICE. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender an irrevocable notice, in the form attached hereto as EXHIBIT F-2 (a "SWING LINE BORROWING NOTICE"), signed by it not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Money Market Rate Loans.

          (c) MAKING OF SWING LINE LOANS. Promptly after receipt of the Swing Line Borrowing Notice under SECTION 2.9(b), the Administrative Agent shall notify each Lender of the requested Swing Line Loan. Promptly on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan in funds immediately available in Chicago, Illinois to the Administrative Agent at the address specified by the Administrative Agent. The Administrative Agent will promptly make such funds available to the Borrower.

          (d) REPAYMENT OF SWING LINE LOANS. Each Swing Line Loan shall be paid in full by the Borrower on or before the seventh Business Day after the Borrowing Date for such Swing Line Loan. Outstanding Swing Line Loans may be repaid from the proceeds of Syndicated Advances, Bid Rate Advances or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amount of $500,000 and in increments of $100,000 in excess thereof or the full amount of such Swing Line Loan. If the Borrower at any time fails to repay a Swing Line Loan on the applicable date when due, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance under SECTION 2.1 as of such date equal in amount to the unpaid amount of the Swing Line Loan and interest thereon (notwithstanding the minimum amount of Syndicated Advances as provided in SECTION 2.4). The proceeds of any such Advance shall be used to repay the Swing Line Loan and interest thereon. Unless the Required Lenders shall have notified the Swing Line Lender prior to its making any Swing Line Loan, that the applicable conditions precedent set forth in ARTICLE IV have not then been satisfied, each Lender's obligation to make Loans pursuant to SECTION 2.1 and this SECTION 2.9(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.9(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.9(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Swing Line Loan in the amount of the Loan such Lender was required to make pursuant to this SECTION 2.9(d) and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Administrative Agent and ending on the date such obligation is fully satisfied.

          2.10 THE BID RATE ADVANCES. (a) Each Lender severally agrees that, on the terms and conditions set forth in this Agreement, the Borrower may request and receive Bid Rate Advances under this SECTION 2.10 from time to time on any Business Day in the manner set forth below during the period from the date hereof until the date occurring 30 days prior to the Facility Termination Date in the manner set forth below; PROVIDED, HOWEVER, that, following the making of each Bid Rate Advance, the aggregate amount of the Advances then outstanding plus the aggregate amount of the Swing Line Loans then outstanding plus the aggregate amount of the L/C Obligations then outstanding shall not exceed the Aggregate Commitment of the Lenders (computed without regard to any Bid Rate Reduction) and the aggregate amount of Bid Rate Advances then outstanding shall not exceed fifty percent (50%) of the Aggregate Commitment of the Lenders (computed without regard to any Bid Rate Reduction). Notwithstanding the application of the Bid Rate Reduction for certain designated purposes hereunder, the Bid Rate Loans made by any Lender shall not reduce such Lender's individual Commitment hereunder and each Lender shall continue to be required to fund its full Pro Rata Share of all Syndicated Advances.

          (b) The procedures for the solicitation and acceptance of Bid Rate Loans are set forth below:

          (i) The Borrower may request a Bid Rate Advance under this SECTION 2.10(b) by giving the Administrative Agent irrevocable notice, in the form attached hereto as EXHIBIT F-3 (a "BID RATE ADVANCE BORROWING NOTICE"), specifying the date and aggregate amount of the proposed Bid Rate Advance, the applicable Bid Rate Interest Period (which shall be the maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Advance and which shall not be later than the Facility Termination Date), and any other terms to be applicable to such Bid Rate Advance, not later than 11:00 a.m. (Chicago time) (A) one Business Day prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be absolute rates per annum (such type of solicitation being an "ABSOLUTE RATE AUCTION"), and (B) five Business Days prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be rates per annum at a margin greater than or less than the Eurodollar Base Rate (such type of solicitation being an "INDEXED RATE AUCTION"). The Administrative Agent shall, promptly following its receipt of a Bid Rate Advance Borrowing Notice under this SECTION 2.10(b), notify each Lender of such request by sending such Lender a copy of such Bid Rate Advance Borrowing Notice.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Borrower as part of such proposed Bid Rate Advance at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 a.m. (Chicago time) (or if such Lender is the Administrative Agent, before 9:45 a.m. (Chicago time)) (A) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) four Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction of the minimum amount and maximum amount of each Bid Rate Loan which such Lender would be willing to make as part of such proposed Bid Rate Advance (which amounts may, subject to the proviso to the first sentence of SECTION 2.10(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Lending Installation with respect to such Bid Rate Loan.

          (iii) The Borrower shall, in turn, before (A) 11:00 a.m. (Chicago time) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) 10:00 a.m. (Chicago time) three Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction for a Bid Rate Advance, either:

                    (x) cancel such Bid Rate Advance by giving the Administrative Agent notice to that effect, or

                    (y) accept, subject to SECTION 2.10(d), one or more of the offers made by any Lender or Lenders pursuant to SECTION 2.10(b)(ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Bid Rate Loan pursuant to SECTION 2.10(b)(ii)) to be made by each Lender as part of such Bid Rate Advance, and reject any remaining offers made by Lenders pursuant to
          SECTION 2.10(b)(ii) by giving the Administrative Agent notice to that effect.

          (iv) If the Borrower notifies the Administrative Agent that such Bid Rate Advance is canceled pursuant to SECTION 2.10(b)(iii)(xp) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Bid Rate Advance shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to SECTION 2.10(b)(iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in SECTION 2.10(b)(ii) of the date, of the aggregate amount of such Bid Rate Advance and whether or not any offer or offers made by such Lender pursuant to SECTION 2.10(b)(ii) have been accepted by the Borrower and (B) each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance, of the amount of each Bid Rate Loan to be made by such Lender as part of such Bid Rate Advance. Each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance shall, not later than the Specified Remittance Time on the date of such Bid Rate Advance specified in the notice received from the Administrative Agent pursuant to CLAUSE (a) of the preceding sentence, make available for the account of its Lending Installation to the Administrative Agent at the relevant Payment Office such Lender's portion of such Bid Rate Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in ARTICLE IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address specified pursuant to ARTICLE XIII. Promptly after each Bid Rate Advance the Administrative Agent will notify each Lender of the amount of the Bid Rate Advance, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.

          (vi) Notwithstanding the other provisions of this SECTION 2.10(b), the Borrower may elect at its own discretion to assume the responsibilities of the Administrative Agent in connection with the solicitation and acceptance of Bid Rate Loans as described in this section. In the event that the Borrower makes the election described in this subsection, all notices to be given by the Borrower to the Administrative Agent pursuant to this SECTION 2.10(b) shall be given by the Borrower directly to the Administrative Agent and the Lenders, all notices to be given by the Administrative Agent to the Lenders pursuant to this SECTION 2.10(b) shall be given by the Borrower to the Lenders, and all notices to be given by the Lenders to the Administrative Agent pursuant to this SECTION 2.10(b) shall be given by the Lenders to the Borrower and the Administrative Agent.

          (c) Each Bid Rate Advance shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and, following the making of each Bid Rate Advance, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of
SECTION 2.10(a).

          (d) Each acceptance by the Borrower pursuant to SECTION 2.10(b)(iii)(y) of the offers made in response to a Bid Rate Advance Borrowing Notice shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Administrative Agent (or the Borrower in the event the Borrower runs the bid rate process under CLAUSE (b)(vi) above) may consider necessary to ensure that the amount of each such Bid Rate Loan is $5,000,000 or an integral multiple thereof.

          (e) Within the limits and on the conditions set forth in this SECTION 2.10, the Borrower may from time to time borrow under this SECTION 2.10, repay pursuant to SECTION 2.10(f) below, and reborrow under this SECTION 2.10.

          (f) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Bid Rate Loan to it, on the maturity date of such Bid Rate Loan (such maturity date being the last day of the Bid Rate Interest Period specified by the Borrower for repayment of such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice), or, if earlier, the acceleration of the Obligations pursuant to SECTION 8.1, the then unpaid principal amount of such Bid Rate Loan. The Borrower shall have no right to prepay any principal amount of any Bid Rate Loan unless, and then only on the terms, specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and subject to SECTION 3.4.

          (g) The Borrower shall pay interest on the unpaid principal amount of each Bid Rate Loan made to it, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Lender making such Bid Rate Loan in the related notice submitted by such Lender pursuant to SECTION 2.10(b)(ii), payable on the interest payment date or dates specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and on any date on which such Bid Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. In the event the term of any Bid Rate Loan shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term. Interest on Bid Rate Advances shall be calculated for actual days elapsed on the basis of a 360-day year.

          2.11 FACILITY FEE; UTILIZATION FEE; ADJUSTMENTS IN AGGREGATE
COMMITMENT.

          (a) FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time on such Lender's Commitment (determined without giving effect to any Bid Rate Reduction or any other usage of the Commitments), whether used or unused, from the date hereof until the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to SECTION 2.2. Such facility fees shall be payable in arrears on the last Business Day of each March, June, September and December, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to
SECTION 2.11(c) (solely with respect to such reduced amount) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to SECTION 2.2. Facility fees shall be calculated for actual days elapsed on the basis of a 360-day year.

          (b) UTILIZATION FEE. For each day from and after the date hereof on which the Combined Utilized Amount exceeds fifty percent (50%) of the Combined Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, a utilization fee at a rate per annum equal to the Applicable Utilization Fee Rate in effect from time to time on the sum of all Loans (including all Syndicated Loans, Bid Rate Loans and Swing Line Loans) and L/C Obligations, payable from the date hereof until the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to SECTION 2.2. Such utilization fees shall be payable in arrears on the last Business Day of each March, June, September and December, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to SECTION 2.11(c) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to SECTION 2.2. Utilization fees shall be calculated for actual days elapsed on the basis of a 360-day year.

          (c) REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole or in part ratably among the Lenders in a minimum amount of $15,000,000 and integral multiples of $2,500,000 in excess thereof, upon at least two Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances and the aggregate outstanding L/C Obligations and Swing Line Loans.

          (d) INCREASE OF AGGREGATE COMMITMENT. At any time the Borrower may, on the terms set forth below, request that the Aggregate Commitment hereunder be increased; provided, that (i) the Aggregate Commitment hereunder at no time shall exceed $400,000,000, (ii) the Combined Commitment at no time shall exceed $750,000,000, (iii) each such request shall be in a minimum amount of at least $10,000,000 and in increments of $5,000,000 in excess thereof, (iv) an increase in the Aggregate Commitment hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing, (v) each Lender shall be offered a pro rata share of any requested increase prior to the Borrower, the Administrative Agent and the Syndication Agents inviting any additional financial institutions to become a Lender hereunder, and (vi) no Lender's Commitment shall be increased under this SECTION 2.11(d) without its consent. In the event of such a requested increase in the Aggregate Commitment, any financial institution which the Borrower, the Administrative Agent and the Syndication Agents invite to become a Lender or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Borrower, the Administrative Agent and the Syndication Agents. In the event that the Borrower and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment (i) the Borrower, the Administrative Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Lenders for all purposes under this Agreement, and setting forth such additional provisions as the Administrative Agent shall consider reasonably appropriate and
(ii) the Borrower shall furnish, if requested, a new Note to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Administrative Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments (including, without limitation, the Administrative Agent administering the reallocation of any outstanding Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Commitment, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrower), this Agreement shall be deemed to be amended accordingly.

          2.12 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8, during the continuance of a Default or Unmatured Default no Syndicated Advance may be made as, converted into or continued past the end of the applicable Interest Period as a Eurodollar Advance. During the continuance of a Default upon notice given to the Borrower,
(a) each Advance shall bear interest until paid in full at a rate per annum equal to the then-applicable rate of interest, as the case may be, plus two percent (2.0%) per annum and

(b) the letter of credit fees payable under SECTION 2.20.5 shall be increased by two percent (2.0%) per annum.

          2.13 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (local time) on the date when due and shall be remitted by the Administrative Agent to the Lenders according to their respective interests therein. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with Bank One into which proceeds of Advances are remitted pursuant to SECTION 2.6 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Reimbursement Obligations when due and payable in accordance with the terms hereof.

          2.14 EVIDENCE OF DEBT (OPTIONAL NOTES); TELEPHONIC NOTICES.

          (a)  EVIDENCE OF DEBT (OPTIONAL NOTES).

          (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, and, to the extent applicable, the Type thereof and the interest period with respect thereto,
     (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (iii) The entries in the accounts maintained pursuant to CLAUSES (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Loans be evidenced by one or more Notes. In such event, the Borrower shall execute and deliver to such Lender the applicable Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by any such Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in CLAUSES (I) and (II) above.

          (b) TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances and effect selections of Types of Syndicated Advances based on telephonic notices made by any person or persons the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent of the relevant telephonic notice shall govern absent manifest error.

          2.15 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and Prepayment Notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          2.16 LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes requested by such Lender shall be deemed held by such Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

          2.17 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

          2.18 WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes (if requested) without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI, or successor applicable form, further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes (if requested) without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          2.19 TERMINATION. All unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date; PROVIDED, HOWEVER, that (a) all Syndicated Loans made in connection with any of the Letters of Credit shall be paid in full by the Borrower on the later of the Facility Termination Date and the Business Day immediately following the date the relevant Syndicated Loan is made, and (b) nothing in this SECTION 2.19 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

          2.20 LETTER OF CREDIT FACILITY.

          2.20.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Lender hereby agrees to issue for the account of the Borrower through such Issuing Lender's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this SECTION 2.20, from time to time during the period, commencing on the date hereof and ending on the third Business Day prior to the Facility Termination Date; PROVIDED, HOWEVER, no Issuing Lender shall have any obligation to issue any Letter of Credit if, after taking into account such issuance, the aggregate L/C Obligations outstanding under Letters of Credit issued by it would exceed the amount specified on SCHEDULE 2.20 next to its name. SCHEDULE 2.20 may be updated from time to time by the Administrative Agent in connection with the addition of any Issuing Lender.

          2.20.2 TYPES AND AMOUNTS. No Issuing Lender shall have any obligation to and no Issuing Lender shall:

          (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the amount of the Advances, the L/C Obligations and the Swing Line Loans outstanding at such time would exceed the Aggregate Commitment or (b) the aggregate outstanding amount of the L/C Obligations would exceed $100,000,000; or

          (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or three (3) Business Days immediately preceding the Facility Termination Date.

          2.20.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTIONS 4.1 and 4.2, the obligation of an Issuing Lender to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) the Borrower shall have delivered to the applicable Issuing Lender at such times and in such manner as such Issuing Lender may reasonably prescribe, a written request for issuance of such Letter of Credit, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be reasonably required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Lender as to form and content; and

          (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Lender from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Lender and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Lender shall prohibit or request that such Issuing Lender refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

If any provision in a letter of credit application delivered in connection with the foregoing is inconsistent with or more restrictive than a provision contained in this Agreement, the provisions contained in this Agreement shall control.

          2.20.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this SECTION 2.20 and provided that the applicable conditions set forth in SECTIONS 4.1 and 4.2 hereof have been satisfied, the applicable Issuing Lender shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Lender's usual and customary business practices and, in this connection, such Issuing Lender may assume that the applicable conditions set forth in
SECTION 4.2 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

          (b) The applicable Issuing Lender shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability on the part of such Issuing Lender.

          (c) No Issuing Lender shall extend or amend any Letter of Credit unless the requirements of this SECTION 2.20 are met as though a new Letter of Credit was being requested and issued.

          2.20.5 LETTER OF CREDIT PARTICIPATION. Unless a Lender shall have notified the Issuing Lender, prior to its issuance of a Letter of Credit, that any applicable condition precedent set forth in SECTIONS 4.1 and 4.2 had not then been satisfied immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of such Issuing Lender thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Lender will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Lender, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Lenders under this SECTION 2.20.5 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this SECTION 2.20.5, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Lender for such amount in accordance with this
SECTION 2.20.5.

          2.20.6 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 2.20.6, the Borrower shall be deemed to have elected to borrow Floating Rate Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Floating Rate Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Floating Rate Loans. Such Floating Rate Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Floating Rate Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

          2.20.7 LETTER OF CREDIT FEES. The Borrower agrees to pay (a) to the Administrative Agent for the ratable benefit of the Lenders, a letter of credit fee equal to (i) for standby Letters of Credit, the Eurodollar Applicable Margin in effect from time to time on the aggregate daily amount available for drawing under the outstanding standby Letters of Credit and (ii) for commercial Letters of Credit, fifty percent (50%) of the Eurodollar Applicable Margin in effect from time to time on the aggregate daily amount available for drawing under the outstanding commercial Letters of Credit, such fees described in CLAUSES (a)(i) and (ii) to be paid in arrears on the last Business Day of each calendar quarter and on the Facility Termination Date and (b) to the Administrative Agent for the benefit of the Issuing Lenders, a fronting fee in an amount agreed to between the Borrower and the applicable Issuing Lender on the aggregate daily amount available for drawing under their respective outstanding Letters of Credit, to be paid in arrears on the last Business Day of each calendar quarter and on the Facility Termination Date and all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the applicable Issuing Lender with respect to standby letters of credit and commercial letters of credit, including, without limitation, standard commissions with respect to commercial letters of credit, payable at the time of invoice of such amounts.

          2.20.8 ISSUING LENDER REPORTING REQUIREMENTS. In addition to the notices required by SECTION 2.20.4, each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Administrative Agent, each Issuing Lender shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which such Issuing Lender is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

          2.20.9 INDEMNIFICATION; EXONERATION. (a)In addition to amounts payable as elsewhere provided in this SECTION 2.20, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Lender and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Lender, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

          (b) As among the Borrower, the Lenders, the Administrative Agent and the Issuing Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Lender nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit that appears on its face to comply in all material respects with the requirements of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument that appears on its face to comply in all material respects with the requirements of the Letter of Credit transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Lenders and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender's rights or powers under this SECTION 2.20.9.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Lender, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.20 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

          2.20.10 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, if the available Aggregate Commitment is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Administrative Agent in an amount equal to the amount by which such L/C Obligations exceed such available Aggregate Commitment. Any such collateral shall be held by the Administrative Agent in a separate interest-bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Lenders for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this SECTION 2.20.10 which are not to be applied to reimburse an Issuing Lender for amounts actually paid or to be paid by such Issuing Lender in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

          2.21 PRICING. The Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate for any period shall be determined on the basis of the publicly announced ratings ("CREDIT RATINGS") by Moody's and S&P on the Borrower's Rated Debt during such period, in each case in accordance with the table set forth below, to change when and as such Credit Ratings change. For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate with respect to any period:

          (i) Any change in the Credit Rating shall be deemed to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such Credit Rating shall no longer be in effect. If any change in Credit Rating occurs during an Interest Period, the new Eurodollar Applicable Margin, Applicable Facility Fee Rate and Applicable Utilization Fee Rate shall become effective from the date of the public announcement.

          (ii) If, during any period, either Moody's or S&P shall not have a publicly-announced Credit Rating with respect to the Borrower's Rated Debt, the Credit Rating announced by the other rating agency with respect thereto shall be used.

          (iii) Except as provided below, in the event that the Credit Ratings publicly announced by Moody's and S&P with respect to the Borrower's Rated Debt appear in more than one column of the table, the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate will be based on the column which includes the highest rating; PROVIDED, HOWEVER, that if there exists a differential of two or more levels between the Credit Rating publicly announced by Moody's and the Credit Rating publicly announced by S & P, then the Credit Rating which is one level below the higher announced Credit Rating will determine the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate.

          (iv) If, during any period, neither Moody's nor S&P shall have publicly announced a Credit Rating with respect to the Borrower's Rated Debt, the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate shall be the margins set forth under the column entitled "No Other Pricing Level Applies."

                          EURODOLLAR APPLICABLE MARGINS
                          APPLICABLE FACILITY FEE RATES
                      AND APPLICABLE UTILIZATION FEE RATES
                                (IN BASIS POINTS)


--------------------------------------------------------------------------------------------------------
  CREDIT RATINGS    AT LEAST A   AT LEAST A-   AT LEAST BBB+  AT LEAST BBB  AT LEAST BBB-  NO OTHER
                   FROM S&P OR   FROM S&P OR    FROM S&P OR     FROM S&P     FROM S&P OR   PRICING
                     A2 FROM       A3 FROM       Baa1 FROM    OR Baa2 FROM    Baa3 FROM    LEVEL APPLIES
                     MOODY'S       MOODY'S        MOODY'S       MOODY'S        MOODY'S
--------------------------------------------------------------------------------------------------------
Eurodollar
Applicable Margin      16.5         27.5          37.5            60.0          80.0           95.0
--------------------------------------------------------------------------------------------------------
Applicable             8.5           10.0          12.5           15.0          20.0           30.0
Facility Fee
--------------------------------------------------------------------------------------------------------
Applicable
Utilization            12.5          12.5          12.5           12.5          20.0           20.0
Fee Rate
--------------------------------------------------------------------------------------------------------


                                  ARTICLE III
                             CHANGE IN CIRCUMSTANCES

          3.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by any Lender therewith,

          (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender, franchise taxes and branch profit taxes), or changes the basis of taxation of payments to any Lender or any applicable Lending Installation in respect of its Loans, L/C Interests or other amounts due it hereunder, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition, in each case, the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or issuing or participating in Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or Letters of Credit held, or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, its L/C Interests, the Letters of Credit and its Commitment.

          3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this SECTION 3.2), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans or participate in Letters of Credit hereunder (after taking into account such Lender's or such controlling corporation's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this SECTION 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Each Lender agrees promptly to notify the Borrower and the Administrative Agent of any circumstances that would cause the Borrower to pay additional amounts pursuant to this SECTION 3.2, PROVIDED that, except as set forth in SECTION 3.5(b), the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

          3.3 AVAILABILITY OF TYPES OF SYNDICATED ADVANCES. If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Syndicated Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Syndicated Advance.

          3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance or a Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Eurodollar Advance, or the applicable Bid Rate Interest Period in the case of a Bid Rate Advance, whether because of acceleration, prepayment, conversion or otherwise, or a Eurodollar

Advance or a Bid Rate Advance is not made (whether by borrowing, continuation or conversion) on the date specified by the Borrower for any reason other than default by the Lenders, or an optional prepayment, notice of which has been given in accordance with SECTION 2.5 or as may be required by the terms of any Bid Rate Advance Borrowing Notice, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance or Bid Rate Advance, as the case may be.

          3.5 MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY. (a)To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Syndicated Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender in its reasonable determination. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to SECTION 3.3 as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under SECTION 3.1 or 3.2, the Borrower may elect (i) subject to
SECTION 3.4, to prepay any outstanding Syndicated Advances to the extent necessary to mitigate its liability under SECTION 3.1 or 3.2, or (ii) to require the applicable Lender to assign its outstanding Syndicated Loans, L/C Interests and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Administrative Agent. The obligation of a Lender to assign its rights and obligations hereunder as contemplated by this SECTION 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment and (y) any assignment is effected in accordance with the terms of SECTION 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower or the replacement Lender shall pay the processing fee payable to the Administrative Agent pursuant to SECTION 12.3.2 in connection with any such assignment).

          (b) In determining the amounts payable under SECTIONS 3.1, 3.2 or 3.4, each Lender shall use its reasonable efforts to make its allocations and computations, to the extent readily determinable, consistent with the allocations and computations applied generally by such Lender to other customers of similar size and credit quality and under similar circumstances. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTION 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan or Bid Rate Loan made pursuant to an Indexed Rate Auction shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable not later than fifteen (15) days after receipt by the Borrower of the written statement. The Borrower shall not be liable for any amounts under SECTIONS 3.1, 3.2 or 3.4 accruing more than 120 days prior to the receipt of a demand for payment therefor. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          4.1 EFFECTIVENESS; INITIAL ADVANCE. This Agreement shall become effective and the Lenders shall be obligated to make the initial Advance or Swing Line Loan only after the Administrative Agent shall have received from the Borrower, with sufficient copies (other than in the case of any requested Notes) for each of the Lenders, each of the following items in form and substance satisfactory to the Administrative Agent:

          (a) copies of the certificates of incorporation (or comparable constitutive document) of the Borrower and each of the Material Subsidiaries, together with all amendments thereto and a certificate of good standing, certified by the appropriate governmental officer of its jurisdiction of organization and by the Secretary, Assistant Secretary, or other appropriate officer of the Borrower or the Material Subsidiary, as applicable;

          (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer of the Borrower and each of the Material Subsidiaries of its by-laws (or any comparable constitutive laws, rules or regulations) and of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the relevant Loan Documents;

          (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer of the Borrower and each of the Material Subsidiaries, which shall identify by name and title and bear the signature of the officers of the Borrower and each of the Material Subsidiaries authorized to sign the relevant Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (d) a certificate, signed by the Chief Financial Officer, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing;

          (e) evidence of the payment of all fees required to be paid by the Borrower pursuant to the Fee Letter;

          (f) opinions of (i) Ropes & Gray, counsel to the Borrower and the Material Subsidiaries initially parties to the Facility Guaranty, (ii) Jay Meltzer, General Counsel to the Borrower and the Material Subsidiaries initially parties to the Facility Guaranty, (iii) Nevada counsel to certain of such Material Subsidiaries, and (iv) Minnesota counsel to certain of such Material Subsidiaries, substantially in the forms attached as EXHIBIT B hereto;

          (g) evidence of delivery of the 364-Day Credit Agreement by each of the parties thereto;

          (h) written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

          (i) evidence of the termination of the Existing Credit Agreements and repayment of in full of all obligations, indebtedness and liabilities outstanding thereunder from the proceeds of the initial Loans hereunder and/or the initial "Loans" under and as defined in the 364-Day Credit Agreement;

          (j) a fee letter between the Borrower and the Administrative Agent dated on or before the date hereof;

          (k) a Facility Guaranty executed by each of the Material Subsidiaries; and

          (l) such other documents as any Lender or its counsel may have reasonably requested (including, without limitation, any Notes requested pursuant to SECTION 2.14(a)(iv)).

          4.2 EACH ADVANCE AND LETTER OF CREDIT. No Lender shall be required to make any Loan, nor shall the Administrative Agent be required to issue any Letter of Credit hereunder, unless on the applicable Borrowing Date or date for issuance of such Letter of Credit:

          (a)  there exists no Default or Unmatured Default;

          (b) the representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date or date for issuance of such Letter of Credit (other than the representation and warranty set forth in SECTION 5.5, which shall only be made by the Borrower as of the date of this Agreement) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

          (c) after giving effect to such Loan and the other Loans being made as a part of such Advance or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Advances and outstanding L/C Obligations and Swing Line Loans does not exceed the Aggregate Commitment; and

          (d) all legal matters incident to the making of such Advance or the issuance of such Letter of Credit shall be reasonably satisfactory to the Lenders and their counsel.

Each Borrowing Notice and each Conversion/Continuation Notice with respect to a Loan or application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(a), (b) and (c) have been satisfied.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent, the Swing Line Lender, the Issuing Lenders and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants to the Administrative Agent, the Swing Line Lender, the Issuing Lenders and each Lender as follows as of the date of this Agreement, the date of the initial extension of credit hereunder and thereafter on each date as required by SECTION 4.2 that:

          5.1 EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries (other than Subsidiaries which in the aggregate own, directly or indirectly, less than ten percent (10%) of the total consolidated assets of the Borrower and its Subsidiaries) (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business as a foreign organization and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify is not reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate or other organizational power and authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted.

          5.2 AUTHORIZATION AND VALIDITY.

          (a) Each of the Borrower and its Subsidiaries has the requisite corporate or other organizational power and authority to execute, deliver and perform each of the Loan Documents which have been or are to be executed by it.

          (b) The execution, delivery and performance, as the case may be, of each of the Loan Documents executed by the Borrower or any of its Subsidiaries and to which the Borrower or any of its Subsidiaries is a party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors (or other applicable governing body) and, if necessary, the shareholders (or other applicable holder of equity) of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate or other organizational action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

          (c) Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed or delivered, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived without the prior written consent of the Required Lenders (or all of the Lenders if so required under SECTION 8.2), and the Borrower and its Subsidiaries have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties and no unmatured default, default or breach of any covenant by any such party exists thereunder. As of the date of the initial extension of credit hereunder, to the best of the Borrower's and its Subsidiaries' knowledge, all parties (other than the Borrower and its Subsidiaries) have performed and complied with all the terms, provisions, agreements and conditions set forth in the Loan Documents and required to be performed or complied with by such parties and no unmatured default, default or breach of any covenant by any such party exists thereunder.

          5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower or any of its Subsidiaries of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws (or any comparable constitutive laws, rules or regulations) or the provisions of any material indenture, instrument or material agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such material indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except (i) such as have been made or obtained as set forth on
SCHEDULE 5.3 or (ii) such as set forth on SCHEDULE 5.3 hereto which have not been obtained or made and which are immaterial.

          5.4 FINANCIAL STATEMENTS. The January 27, 2001 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5 MATERIAL ADVERSE CHANGE. As of the date of this Agreement and as of the initial extension of credit hereunder, since January 27, 2001 with respect to the Borrower and its Subsidiaries, there has been no material adverse change in the business, financial condition, operations, performance or Property of the Borrower and its Subsidiaries on a consolidated basis.

          5.6 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith, as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no tax lien has been filed. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service, or the Internal Revenue Service has allowed the Statute of Limitations for audit to expire, for fiscal years ended January 31, 1998 and prior. No tax liens have been filed and, except as set forth on SCHEDULE 5.6 hereto, no written claims are being made and no other claims are, to the knowledge of the executive officers of the Borrower, asserted with respect to any such taxes except for liens and claims which, in the aggregate, are not reasonably expected to exceed $25,000,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges have been established in accordance with Agreement Accounting Principles and, to the knowledge of the executive officers of the Borrower, are adequate.

          5.7 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on
SCHEDULE 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 5.4.

          5.8 SUBSIDIARIES. SCHEDULE 5.8 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of organization and the percentage of their respective equity held by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

          5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $40,000,000. Neither the Borrower nor any other member of the Controlled Group has failed to make any required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment with respect to a Single Employer Plan, or has failed to make a required contribution or payment to a Multiemployer Plan. Neither the Borrower nor any other member of the Controlled Group has any potential liability, whether direct or indirect, contingent or otherwise, under Section 4069, 4204 or 4212(c) of ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations and has been administered in all material respects in accordance with its terms. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, no steps have been taken to reorganize or terminate any Plan, no event has occurred which imposes an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; no event or condition has occurred which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, in any such case where such event could reasonably be expected to have a Material Adverse Effect.

          5.10 ACCURACY OF INFORMATION. No written information, certificate, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent, the Swing Line Lender, any Issuing Lender or the Lenders (including the Loan Documents and any representation or warranty therein) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          5.11 REGULATIONS T, U AND X. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Borrower nor any of its Subsidiaries is engaged in the business of purchasing or carrying margin stock.

          5.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

          5.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in SCHEDULE 5.13 hereto, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Environmental, Health or Safety Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any petroleum, toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          5.14 OWNERSHIP OF PROPERTY. Except as set forth on SCHEDULE 5.14 hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by SECTION 6.15, to all of the Property and assets reflected in the financial statements referred to in
SECTION 5.4 as owned by it. The Borrower and each of its Subsidiaries owns (or is licensed to use) all Intellectual Property which is necessary or appropriate in any material respect for the conduct of its respective business as conducted on the date of this Agreement, without any material conflict with the rights of any other Person. Neither the Borrower nor any Subsidiary is aware of (i) any material existing or threatened infringement or misappropriation of any of its Intellectual Property by any third party or (ii) any material third party claim that any aspect of the business of the Borrower or any Subsidiary (as conducted on the date of this Agreement) infringes or will infringe upon, any Intellectual Property or other property right of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect.

          5.15 LABOR MATTERS. There are no labor controversies pending or, to the best of the Borrower's and its Subsidiaries' knowledge, threatened against the Borrower or any Subsidiary, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended.

          5.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.18 INSURANCE. The insurance policies and programs in effect with respect to the Property, liabilities and business of the Borrower and its Subsidiaries are maintained with financially sound and reputable insurance companies and reflect coverage that is consistent with sound business practice.

                                   ARTICLE VI
                                   COVENANTS

          6. COVENANTS. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and will furnish or cause to be furnished to the Administrative Agent with sufficient copies for each of the Lenders:

          (a) As soon as practicable but in any event within 105 days after the close of each of its fiscal years, an audit report (which audit report shall be unqualified or shall be otherwise reasonably acceptable to the Required Lenders; PROVIDED that such report may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from the Agreement Accounting Principles applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report), certified by independent certified public accountants who are reasonably acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (b) As soon as practicable but in any event within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries on a consolidated basis, balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Controller or Treasurer as to fairness of presentation and prepared, with respect to such consolidated statements, in accordance with Agreement Accounting Principles (subject to normal year end adjustments).

          (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT C hereto signed by its Chief Financial Officer, Controller or Treasurer showing the calculations necessary to determine compliance with SECTIONS 6.16 and 6.17, and including a representation that the Borrower is in compliance with SECTION 6.20, in each case as of the last day of the fiscal period covered by such financial statements, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and the Borrower's plans with respect thereto; PROVIDED, that each such compliance certificate delivered with the financial statements required under SECTION 6.1(a) shall also show the calculations necessary to determine compliance with SECTION 6.20 as of the last day of the fiscal period covered by such financial statements.

          (d) As soon as possible and in any event within 10 days after an executive officer of the Borrower knows that any Reportable Event or any other event described in SECTION 5.9 has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer or Treasurer of the Borrower, describing said Reportable Event or other event and the action which the Borrower proposes to take with respect thereto.

          (e) As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

          (f) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (g) Promptly upon the filing thereof, copies of all final registration statements, proxy statements and annual, quarterly, monthly or other reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission (PROVIDED the Borrower shall not be obligated to provide copies of routine reports which are required to be filed concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan).

          (h) Except to the extent that such items are redundant with reports or information otherwise provided pursuant to this SECTION 6.1, promptly upon the furnishing thereof to the holders thereof, copies of all financial statements and reports furnished to the holders of (or trustee or other representative for the holders of) any Indebtedness for money borrowed of the Borrower or its Subsidiaries.

          (i) Such other information (including non-financial information) as any Lender through the Administrative Agent may from time to time reasonably request.

          6.2 USE OF PROCEEDS. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances and the Swing Line Loans to repay outstanding loans and advances made under the Existing Credit Agreements, to repay Advances hereunder and "Advances" under (and as defined in) the 364-Day Credit Agreement, Reimbursement

Obligations and the Swing Line Loans or for general corporate or working capital purposes (including, without limitation, capital expenditures, purchases by the Borrower of its capital stock, Acquisitions permitted under SECTION 6.18 and support of commercial paper). The Borrower will not, nor will it permit any Subsidiary, to use proceeds of the Advances and the Swing Line Loans other than as contemplated in this SECTION 6.2.

          6.3 OTHER NOTICES. Promptly after the Borrower or relevant subsidiary becomes aware of such occurrence, the Borrower will, and will cause each of its Subsidiaries to, give notice in writing to the Lenders of the occurrence of: (a) any Default or Unmatured Default; and (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect; PROVIDED, no separate notice of the occurrence of any such development under this CLAUSE (b) needs to be given to the extent such item has been disclosed in the Borrower's annual, quarterly or other reports (i.e., 10-K, 10-Q or 8-K) filed with the Securities and Exchange Commission and delivered pursuant to
SECTION 6.1(g) or in a press release issued by the Borrower or one of its Subsidiaries. Any such notice shall state the nature and status of the occurrence and any and all actions taken with respect thereto.

          6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same or complementary fields of enterprise as it is presently conducted and to do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except for transactions permitted under SECTIONS 6.10, 6.11, 6.13, or 6.18 or where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

          6.5 TAXES. The Borrower will, and will cause each of its Subsidiaries to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and in connection with which no tax Lien has been filed.

          6.6 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to all their Property, liabilities and business in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon request of any Lender full information as to the insurance carried.

          6.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws (including, without limitation, all environmental laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve and protect all of its material Intellectual Property including, without limitation, perform each of its respective obligations under any and all license agreements and other contracts and agreements evidencing or relating to Intellectual Property, using the same in interstate or foreign commerce, properly marking such Intellectual Property and maintaining all necessary and appropriate governmental registrations (both domestic and foreign) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.9 INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or such Lender may designate. Prior to the occurrence of a Default or Unmatured Default, the Lenders will use reasonable efforts to coordinate their inspection through the Administrative Agent so as to minimize any disruption to the business of the Borrower and its Subsidiaries.

          6.10 MERGER. The Borrower will not, nor will it permit any of its Subsidiaries to, merge, amalgamate or consolidate with or into any other Person, except that a Wholly-Owned Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary of the Borrower, subject to the further conditions that
(a) if the Borrower is a party to any such permitted merger, the Borrower shall be the surviving corporation and (b) if any Material Subsidiary is a party to any such permitted merger, the surviving entity shall either be or become a party to the Facility Guaranty pursuant to the terms of SECTION 6.21. Nothing herein shall prohibit a transaction otherwise in compliance with SECTION 6.11, 6.13, or 6.18.

          6.11 SALE OF ASSETS. Except as disclosed in SCHEDULE 6.11, the Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property, to any other Person except for:

          (a) Sales of inventory in the ordinary course of business (which in the business of the Borrower and its Subsidiaries may include sales of larger quantities of inventory other than to consumers, PROVIDED such sales are consistent with the Borrower's and its Subsidiaries' past practices and which are not extraordinary transactions under Agreement Accounting Principles);

          (b) The sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection only;

          (c) Occasional sales, leases or other dispositions of immaterial assets for cash consideration and for not less than fair market value;

          (d) Sales, leases or other dispositions of assets that are obsolete or have negligible fair market value;

          (e) Sales of equipment for cash consideration and for fair market value (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment);

          (f) Leases, sales or other dispositions of its Property to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (g) Other leases, sales or other dispositions of its Property subject to the requirement that the net proceeds of each such lease, sale or other disposition of Property are reinvested in the business of the Borrower and the Subsidiaries as conducted in accordance with the requirements of SECTION 6.4 or are used for other general corporate purposes; and

          (h) Sales of assets in the ordinary course of business and consistent with past practices for not less than fair market value, including store closings.

Notwithstanding anything herein to the contrary, the aggregate amount of Property of the Borrower and its Subsidiaries leased, sold or disposed of pursuant to CLAUSES (g) and (h) (excluding any equipment which has been promptly replaced) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs shall not: (1) in any single transaction or series of related transactions constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under CLAUSE (b) of the definition of Substantial Portion or (2) in the aggregate constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under CLAUSE (a) of the definition of Substantial Portion. Notwithstanding anything herein to the contrary, after consummation of any transaction permitted under this SECTION 6.11, the Borrower shall own not less than eighty percent (80%) of the outstanding capital stock of Material Subsidiaries, the domestic assets of which Material Subsidiaries together with the domestic assets of the Borrower represent at least eighty-five percent (85%) of the total domestic consolidated assets of the Borrower and its Subsidiaries immediately after the consummation of such transaction.

          6.12 AFFILIATES. Except in connection with transactions otherwise permitted pursuant to the terms of this ARTICLE VI, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; PROVIDED, HOWEVER, that these provisions shall not be applicable with respect to transactions among the Borrower and its Subsidiaries which are in the ordinary course of business and consistent with past practice.

          6.13 INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

          (a) Investments by the Borrower or any of its Subsidiaries in and to any domestic Subsidiary;

          (b) Investments by the Borrower or any of its Subsidiaries in and to any foreign Subsidiary in an aggregate amount at any time not to exceed 15% of Consolidated Total Assets;

          (c) Investments in existence as of the close of business on the date hereof and which are described in SCHEDULE 6.13 hereto;

          (d) Subject to the proviso set forth below, investments made in connection with Acquisitions permitted under SECTION 6.18;

          (e)  Investments consisting of cash and cash equivalents;

          (f) Subject to the proviso set forth below, other Investments in any other Persons in an aggregate amount at any time not to exceed 10% of Consolidated Net Worth;

          (g) Investments owned by the Borrower in connection with the Borrower's Executive Savings Plan; and

          (h) Loans, capital contributions and other Investments made by any Subsidiary in the Borrower;

PROVIDED, HOWEVER, not withstanding anything in this SECTION 6.13 or SECTION
6.18 to the contrary, the aggregate amount of Investments made in connection with Acquisitions made pursuant to CLAUSE (b) of SECTION 6.18 and pursuant to CLAUSE (f) above shall not exceed 10% of Consolidated Net Worth.

          6.14 CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except:

          (a) by endorsement of instruments for deposit or collection in the ordinary course of business;

          (b) Contingent Obligations of the Borrower and any of its Subsidiaries existing as of the close of business on the date hereof which are described on SCHEDULE 6.14;

          (c) Contingent Obligations in respect of the obligations of any domestic Subsidiary;

          (d)  Reimbursement Obligations in connection with Letters of Credit;

          (e) Reimbursement Obligations in connection with letters of credit not issued by the Issuing Lenders (PROVIDED the issuance thereof is not violative of any other provision of this ARTICLE VI);

          (f) Contingent Obligations consisting of the Borrower's guaranty of reimbursement obligations of any Subsidiary in connection with letters of credit not issued by the Issuing Lenders (PROVIDED the issuance thereof is not violative of any other provision of this ARTICLE VI);

          (g) Contingent Obligations of any Subsidiary to the extent such Contingent Obligations constitute Indebtedness permitted under this ARTICLE VI;
(h) Guaranties of the Obligations hereunder and of the "Obligations" under and as defined in the 364-Day Credit Agreement;

          (i) Contingent Obligations of the Borrower to the extent such Contingent Obligations are included in the calculation of Funded Debt; and

          (j) Contingent Obligations in an additional aggregate amount not to exceed $100,000,000 at any one time outstanding.

          6.15 LIENS. (a)The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or such Subsidiary, as applicable, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower;

          (v) Liens existing as of the close of business on the date hereof and which are described in SCHEDULE 5.14;

          (vi) Liens created or incurred after the date hereof, given to secure the Indebtedness incurred or assumed in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary of the Borrower, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition or construction by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirement that the Lien shall attach solely to the assets acquired or purchased;

          (vii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred in the ordinary course of business to finance the acquisition of fixed assets or equipment used in the business of such Subsidiary if such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets or equipment on the date acquired;

          (viii) Liens on real property with respect to Indebtedness the proceeds of which are used (a) for the construction or improvement of the real property securing such Indebtedness or (b) to finance the cost of construction or improvement of such real property, PROVIDED such financing occurs within one hundred eighty (180) days of receipt of the certificate of occupancy with respect to such construction or improvement (other than with respect to a refinancing under CLAUSE (x) below);

          (ix) other Liens (a) securing Indebtedness or other obligations not exceeding $50,000,000 at any one time outstanding or (b) on property having in the aggregate a fair market value at the time of incurrence of the Lien not exceeding $50,000,000 at any one time outstanding, whichever is greater;

          (x) any extension, renewal or replacement of any Lien permitted by the preceding CLAUSES (vi), (vii), (viii) or (ix) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (x) such Lien shall attach solely to the same property or assets, and (y) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding; and

          (xi) Liens on the shares of capital stock of the Borrower's foreign Subsidiaries securing Indebtedness in an amount which shall not exceed twenty-five percent (25%) of the assets of all foreign Subsidiaries.

          6.16 MAXIMUM LEVERAGE RATIO. The Borrower shall not permit its Leverage Ratio to be greater than 0.75 to 1.00 as at the end of each fiscal quarter. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Funded Debt and Consolidated Net Worth, Funded Debt and Consolidated Net Worth as of the last day of each fiscal quarter and (B) for Consolidated Rentals, the actual amount for the four-quarter period ending on such day.

          6.17 MINIMUM FIXED CHARGE COVERAGE. The Borrower will, at all times in which (a) the Rated Debt of the Borrower is rated less than BBB- by S&P or is rated less than Baa3 by Moody's or (b) the Borrower's Leverage Ratio is greater than 0.60 to 1.00, maintain a Fixed Charge Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of at least 1.50 to 1.00.

          6.18 ACQUISITIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition other than (a) a Permitted Acquisition; and (b) other Acquisitions (i) made at a time when no Default or Unmatured Default exists; (ii) consummated on a non-hostile basis approved by a majority of the board of directors or other governing body of the Person being acquired, (iii) the aggregate consideration for which, individually or when aggregated with the aggregate consideration for other Acquisitions made under this CLAUSE (b) does not exceed 10% of Consolidated Net Worth, and (iv) the aggregate consideration for all such Acquisitions PLUS the aggregate amount of Investments made pursuant to SECTION 6.13(f) does not exceed 10% of Consolidated Net Worth.

          6.19 RATE HEDGING OBLIGATIONS. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap, leveraged derivative or similar agreements entered into by the Borrower pursuant to which the Borrower or such Subsidiary has hedged its actual interest rate, foreign currency or commodity exposure.

          6.20 MATERIAL SUBSIDIARIES. The Borrower will cause each Person that becomes a Material Subsidiary of the Borrower after the date of this Agreement (whether as the result of an Acquisition, creation or otherwise and whether under CLAUSE (b) of the definition of Material Subsidiary or as a result of a designation under CLAUSE (c) of the definition of Material Subsidiary) to execute and deliver a supplement to the Facility Guaranty in substantially the form set forth in EXHIBIT I hereto to and in favor of the Administrative Agent for the benefit of itself, the Issuing Lenders, the Swing Line Lender and the Lenders, together with an opinion of counsel, corporate resolutions and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent and in each case (a) within 30 days after becoming a Material Subsidiary of the Borrower, for a Material Subsidiary under CLAUSE (b) of the definition thereof and (b) at the time of designation, for a Material Subsidiary under CLAUSE (c) of the definition thereof. In addition, the Borrower will designate an additional Subsidiary or Subsidiaries as "Material Subsidiaries" under CLAUSE
(c) of the definition of Material Subsidiary such that at the end of each fiscal quarter ending on or prior to the Facility Termination Date the Borrower and its Material Subsidiaries in the aggregate shall own at least eighty-five percent (85%) of the total consolidated domestic assets of the Borrower and its Subsidiaries.

          6.21 SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof or proposed to be incurred, each as described in SCHEDULE 6.21 hereto;

          (b) Indebtedness of any Subsidiary to third parties, which Indebtedness for all such Subsidiaries does not exceed 20% of Consolidated Net Worth; and

          (c) Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary.

          6.22 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower will not and will not permit any of its domestic Subsidiaries to create, incur, assume or suffer to exist any intercompany Indebtedness where the obligor on such Indebtedness is the Borrower or any Subsidiary which is a party to the Facility Guaranty, unless such indebtedness is subordinated to the Obligations hereunder on the terms described in SCHEDULE 6.22.

                                  ARTICLE VII
                                    DEFAULTS

          7. DEFAULTS. The occurrence of any one or more of the following events shall constitute a Default:

          7.1 BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders, the Swing Line Lender, the Issuing Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, any Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

          7.2 PAYMENT DEFAULT. Nonpayment of (i) principal of any Loan, Note or L/C Obligations when due, or (ii) interest upon any Loan or Note or of any fee or other obligations under any of the Loan Documents within five Business Days after such interest, fee or other obligation becomes due.

          7.3 BREACH OF CERTAIN COVENANTS. The breach by the Borrower of (a) any of the terms or provisions of SECTIONS 6.2 and 6.4, CLAUSE (a) of SECTION 6.3, any of SECTIONS 6.10 through 6.13, SECTION 6.15, SECTIONS 6.18 through 6.19 or
(b) any of the terms of SECTIONS 6.16 or 6.17 and such breach under this CLAUSE
(b) continues for 10 days after the first to occur of (i) the date an executive officer of the Borrower first knows of or should have known of such breach or
(ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.

          7.4 BREACH OF OTHER PROVISIONS. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement, and such breach continues for 30 days after the first to occur of (i) the date an executive officer of the Borrower first knows of or should have known of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.

          7.5 DEFAULT ON MATERIAL INDEBTEDNESS. Failure of the Borrower or any of its Subsidiaries to make a payment on any Indebtedness under the 364-Day Credit Agreement or any Material Indebtedness when due (after giving effect to any applicable grace period); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or


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

condition contained in the 364-Day Credit Agreement or any agreement or agreements under which any Material Indebtedness was created or is governed (and any applicable grace period(s) shall have expired), or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness under the 364-Day Credit Agreement or such Material Indebtedness to cause, such Indebtedness or Material Indebtedness to become due prior to its stated maturity; or any of the Indebtedness under the 364-Day Credit Agreement or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

          7.6 VOLUNTARY INSOLVENCY PROCEEDINGS. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction,
(b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction, or any organization, arrangement or compromise of debt under the laws of its jurisdiction of organization or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or other organizational action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (f) fail to contest in good faith, or consent to or acquiesce in, any appointment or proceeding described in SECTION 7.7.

          7.7 INVOLUNTARY INSOLVENCY PROCEEDINGS. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in SECTION 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

          7.8 CONDEMNATION. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of the consolidated Property of the Borrower and its Subsidiaries.


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

          7.9 JUDGMENTS. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money in excess of $20,000,000 in the aggregate (determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage), which judgments are not stayed on appeal with adequate reserves set aside on its books in accordance with Agreement Accounting Principles of the Borrower or any of its Subsidiaries.

          7.10 ERISA MATTERS. Any Reportable Event, in connection with any Plan shall occur, which may reasonably be expected to subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000.

          7.11 ENVIRONMENTAL MATTERS. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, or any violation of any Environmental, Health or Safety Requirements of Law which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

          7.12 CHANGE OF CONTROL. Any Change in Control shall occur.

          7.13 CHANGE OF SUBSIDIARY OWNERSHIP; FACILITY GUARANTY OR LOAN DOCUMENT DEFAULTS. The Borrower shall cease to own 80% of the outstanding equity interests of any Material Subsidiary which has executed a Facility Guaranty except in connection with a transaction expressly permitted under the terms of SECTIONS 6.10, 6.11, 6.13 or 6.14; or any Facility Guaranty or other Loan Document shall fail to remain in full force or effect or any party thereto shall so assert; or any action shall be taken to discontinue, revoke or to assert the invalidity or unenforceability of any Facility Guaranty or other Loan Document; or any Material Subsidiary shall fail to comply in any material respect with any of the terms or provisions of any Facility Guaranty or other Loan Document to which it is a party; or any Material Subsidiary shall deny that it has any further liability under any Facility Guaranty or other Loan Document to which it is a party, or shall give notice to such effect.

7.14 OFF-BALANCE SHEET LIABILITIES. Other than at the request of an Affiliate of the Borrower party thereto (as permitted thereunder), an event shall occur which
(i) permits the investors in respect of Off-Balance Sheet Liabilities of the Borrower or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $20,000,000, to require amortization or liquidation of such Off-Balance Sheet Liabilities and (x) such event is not remedied within ten
(10) days after the occurrence thereof or (y) such investors shall require amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such event, or (ii) results in the


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termination or reinvestment of collections or proceeds of accounts or note receivables, as applicable, under the documents and other agreements evidencing such Off-Balance Sheet Liabilities.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          8.1 ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans or purchase participations in Letters of Credit or Swing Line Loans hereunder and the obligation of the Issuing Lenders to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender, and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs and is continuing (which Default has not been waived under the terms of SECTION 8.2) the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans and purchase participations in Letters of Credit or Swing Line Loans hereunder, whereupon the obligation of the Issuing Lenders to issue Letters of Credit hereunder shall also terminate or be suspended, or (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, or (c) take the action described in both the preceding CLAUSE (a) and the preceding CLAUSE (b).

          If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2 AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Unmatured Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (a) extend the maturity of any Loan, Note or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, any interest thereon or any fees or other amounts payable hereunder, or reduce the rate or extend the time of payment of interest, fees or other amounts payable hereunder;

          (b) reduce the percentage specified in the definition of Required Lenders;


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

          (c) except as provided in SECTION 2.11(d), increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement;

          (d) except as provided in SECTION 9.15, release any Material Subsidiary from its obligations under the Facility Guaranty; or

          (e)  amend this SECTION 8.2.

No amendment of any provision of this Agreement relating in any way to the Administrative Agent or any or all of the Letters of Credit shall be effective without the written consent of the Administrative Agent and each Issuing Lender. No amendment of any provision of this Agreement which subjects any Designated Lender to any additional obligation hereunder shall be effective with respect to such Designated Lender without the written consent of such Designated Lender or its Designating Lender. No amendment of any provision of this Agreement relating to Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any of them or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to SECTION 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery hereof (including any Notes) and the making of the Loans herein contemplated.

          9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3 TAXES; STAMP DUTIES. Any taxes (excluding taxes (including net income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's, Swing Line Lender's or Issuing Lender's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender, Swing Line Lender or Issuing Lender, as the case may be, is organized or maintains its Lending


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Installation) or other similar assessments or charges made by any Governmental
Authority or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any, as provided in
SECTION 3.1. The Borrower shall pay and forthwith on demand indemnify each of the Administrative Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrower to such Lender under this SECTION 9.3, so long as such designation is not disadvantageous to such Lender in its reasonable determination. If any Lender has demanded compensation under this SECTION 9.3, the Borrower may elect to require the applicable Lender to assign its outstanding Syndicated Loans, L/C Interests and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Administrative Agent. The obligation of a Lender to assign its rights and obligations hereunder as contemplated by this SECTION 9.3 is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment and (y) any assignment is effected in accordance with the terms of SECTION 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower or the replacement Lender shall pay the processing fee payable to the Administrative Agent pursuant to SECTION 12.3.2 in connection with any such assignment).

          9.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

          9.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties (and their directors, officers and employees with respect to SECTION 9.7 to this Agreement) and their respective successors and assigns.

          9.7 EXPENSES; INDEMNIFICATION.

          (a) The Borrower shall reimburse the Administrative Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the Arrangers; which attorneys may be employees of the Administrative Agent and the Arrangers or of one outside counsel, but not both) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees


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

to reimburse the Administrative Agent, the Arrangers, the Issuing Lenders, the Swing Line Lender and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of not more than three firms of attorneys for the Administrative Agent, the Arrangers and the Lenders, which attorneys may be employees of such persons) paid or incurred by the Administrative Agent, the Arrangers or any Lender in connection with the restructuring, workout, collection and/or enforcement of the Loan Documents.

          (b) The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, the Swing Line Lender, and each and all of the Issuing Lenders, the Lenders and the Arrangers and each of their respective Affiliates, and each of such Person's respective officers, directors, employees, partners, managers, shareholders, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of attorneys and paralegals for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance or modification of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions and interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the release or threatened release of any petroleum, toxic or hazardous waste or substance into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth


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

in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          (c) The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent or any Lender or any other Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto. After submission of a written request to an Indemnitee from the Borrower detailing the nature of any claim, litigation, arbitration or other proceeding which relates to or arises out of the transaction evidenced by this Agreement or the other Loan Documents, such Indemnitee shall inform the Borrower as to whether it will require compliance with the provisions of this CLAUSE (c) or whether it will waive such compliance, any waiver of which shall be applicable only for such Indemnitee.

          (d) The obligations of the Borrower under this Section shall survive the termination of this Agreement.

          9.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent, if it deems appropriate, may furnish one to each of the Lenders.

          9.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, HOWEVER, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles in effect as of the date of such amendment.

          9.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction,


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

be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.11 NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any of its Subsidiaries. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower or any of its Subsidiaries to review or inform the Borrower or any of its Subsidiaries of any matter in connection with any phase of the business or operations of the Borrower or any of its Subsidiaries.

          9.12 GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF, THE ISSUING LENDERS, THE SWING LINE LENDER AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND ANY OF THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER, THE SWING LINE LENDER OR ANY LENDER, OR ANY OTHER HOLDER OF THE OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          9.13 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EXCEPT AS SET FORTH IN CLAUSE (B) BELOW, ANY JUDICIAL PROCEEDING BY THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER OR ANY LENDER ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IF BROUGHT OTHER THAN IN ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, SHALL BE BROUGHT ONLY IN A COURT IN BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE


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SWING LINE LENDER, ANY ISSUING LENDER OR ANY LENDER OR ANY AFFILIATE OF ANY SUCH
PERSON INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS, BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK, TO THE EXTENT THAT JURISDICTION CAN BE OBTAINED AGAINST SUCH PERSONS
IN ANY SUCH JURISDICTION, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS, BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK. EACH OF THE PARTIES
HERETO WAIVES IN ALL DISPUTES BROUGHT IN THE JURISDICTIONS IDENTIFIED IN THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE PROVIDED, WITH RESPECT TO THE ADMINISTRATIVE AGENT OR
ANY LENDER, PERSONAL JURISDICTION WITH RESPECT TO SUCH PARTY MAY BE OBTAINED IN SUCH JURISDICTION.

          (B) OTHER JURISDICTIONS. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PERSON TO BRING ANY ACTION HEREUNDER IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO OBTAIN PERSONAL JURISDICTION OVER ANY OTHER PERSON WITH RESPECT HERETO. THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER, ANY SWING LINE LENDER, ANY LENDER OR ANY OTHER HOLDER OF THE OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON, ALL OF WHICH PERMISSIVE COUNTERCLAIMS SHALL BE BROUGHT BY THE BORROWER IN THE JURISDICTIONS IDENTIFIED IN CLAUSE (A) ABOVE. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

          (C) SERVICE OF PROCESS; INCONVENIENT FORUM. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT ANY SUCH PROCESS MAY BE SERVED BY REGISTERED MAIL TO THE BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 13.1. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.


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          (D)  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 9.13 WITH ITS COUNSEL.

          9.14 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and its and their respective Affiliates, Transferees and prospective Transferees (each of whom by its acceptance thereof, agrees to be bound by the terms of this SECTION 9.14),
(ii) in confidence to legal counsel, accountants and other professional advisors to that Lender or to Transferees or prospective Transferees pursuant to SECTION 12.5, (iii) to regulatory officials, (iv) to any Person as requested (which request such Lender reasonably believes could give rise to mandatory disclosure) or pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents, (vi) to any Person in connection with any other legal proceeding to which that Lender is a party, PROVIDED, that such Lender uses reasonable efforts to give the Borrower notice of any disclosure thereunder and PROVIDED, FURTHER, that any failure in such regard shall not result in any liability on the part of such Lender, and (vii) permitted by SECTION 12.5.

          9.15 FACILITY GUARANTY RELEASES. Each of the Lenders, the Swing Line Lender, the Issuing Lenders and the Administrative Agent agrees that upon the consummation of any transaction involving a merger permitted under the last sentence of SECTION 6.10, or the sale of all or substantially all of the assets or equity interests of a Material Subsidiary (which sale is permitted pursuant to the terms of SECTION 6.11) or any other transaction otherwise permitted under this Agreement pursuant to which any Material Subsidiary shall cease to be a Material Subsidiary hereunder, upon the reasonable request of the Borrower, the Administrative Agent, for itself and on behalf of the Lenders, the Swing Line Lender and the Issuing Lenders, shall promptly release and terminate the Facility Guaranty with respect to the Material Subsidiary which is the subject of such transaction.


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                                   ARTICLE X
                            THE ADMINISTRATIVE AGENT

          10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One is appointed by the Issuing Lenders, Swing Line Lender and Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Issuing Lenders, the Swing Line Lender and the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Person with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE X. Notwithstanding the use of the defined term "Administrative Agent" or "agent" in reference to Bank One, it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Issuing Lender, Swing Line Lender or Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Issuing Lenders, Swing Line Lender and Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as such contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Issuing Lenders, Swing Line Lender or Lenders, (ii) is a "representative" of the Issuing Lenders, Swing Line Lender and Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Issuing Lenders, Swing Line Lender and Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Issuing Lender, Swing Line Lender and Lender waives.

          10.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Issuing Lenders, Swing Line Lender or Lenders, or any obligation to the Issuing Lenders, Swing Line Lender or Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

          10.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Issuing Lender, Swing Line Lender or Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

          10.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any extension of credit hereunder;
(ii) the performance or observance of any of the covenants or agreements of the Borrower, any Subsidiary or any other obligor under any Loan Document; (iii) the satisfaction of


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

any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or Unmatured Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Issuing Lender, Swing Line Lender or Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Subsidiaries. The Administrative Agent will use its reasonable efforts to distribute to each of the Lenders, in a timely fashion, a copy of all written reports, certificates and information required to be supplied by the Borrower or any of its Subsidiaries to the Administrative Agent pursuant to the terms of this Agreement or any of the other Loan Documents; PROVIDED that any failure in such regard shall not result in any liability on the part of the Administrative Agent and provided, FURTHER that the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

          10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders (as applicable under SECTION 8.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Issuing Lenders, Swing Line Lender, Lenders and any other holders of the Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction (which shall not include any requirement that it be indemnified for its willful misconduct or Gross Negligence) by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorney-in-fact and shall not be answerable to the Issuing Lenders, Swing Line Lender or Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Issuing Lenders, Swing Line Lender and Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

          10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative


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Agent and which counsel may have acted as counsel for the Administrative Agent in connection with the negotiation and execution of this Agreement and the other Loan Documents.

          10.8 THE ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Issuing Lenders, Swing Line Lender or Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including with respect to any disagreement between or among any of the Administrative Agent, Issuing Lenders, Swing Line Lender or Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

          10.9 RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it, Letters of Credit issued by it and Notes (if any) issued to it, Bank One (or any other Person succeeding it as the Administrative Agent) shall have the same rights and powers hereunder and under any other Loan Document as any Lender, Issuing Lender or Swing Line Lender, as applicable, and may exercise the same as though it were not the Administrative Agent, and the terms "Lender," "Lenders," "Issuing Lender," "Issuing Lenders," "Swing Line Lender," and "Swing Line Lenders" shall, unless the context otherwise indicates, include Bank One (or any other Person succeeding it as the Administrative Agent) in its individual capacity. Bank One (or any other Person succeeding it as the Administrative Agent) may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

          10.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Issuing Lender, Swing Line Lender or Lender and based on the financial statements prepared by the Borrower and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Issuing Lender, Swing Line Lender or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.


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

          10.11 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, without the consent of the Borrower and on behalf of the Swing Line Lender, Issuing Lenders and Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, without the consent of the Borrower and on behalf of the Issuing Lenders, Swing Line Lender and Lenders, a successor Administrative Agent, which successor Administrative Agent shall be a Lender unless no Lender shall so agree in which event such successor Administrative Agent may be a Person of the Administrative Agent's choosing. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

          10.12 NO DUTIES IMPOSED ON SYNDICATION AGENTS, DOCUMENTATION AGENTS OR ARRANGERS. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, Issuing Lender or Swing Line Lender, those applicable to all Lenders, Issuing Lenders or Swing Line Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in SECTION 10.12, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          10.13 ADMINISTRATIVE AGENT'S FEE. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent by separate letter agreement, or as otherwise agreed from time to time.


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                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

          11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

          11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Syndicated Loans (other than payments received pursuant to SECTION 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Syndicated Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Syndicated Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

          11.3 APPLICATION OF PAYMENTS. The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this SECTION 11.3, apply all payments and prepayments in respect of any Obligations in the following order:

          (a) FIRST, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

          (b) SECOND, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent in its capacity as such;

          (c) THIRD, to pay interest on and then principal outstanding on the Swing Line Loans, applied ratably to all outstanding Swing Line Loans;

          (d) FOURTH, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders, Swing Line Lender and Issuing Lenders;

          (e) FIFTH, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

          (f) SIXTH, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations in such order as the Administrative Agent may determine in its sole discretion;


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          (g)  SEVENTH, to provide required cash collateral, if any, pursuant to
SECTION 2.20.10; and

          (h)  EIGHTH, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable if no Default has occurred and is continuing) by the Borrower or unless otherwise mandated by the terms of this Agreement, all principal payments in respect of Loans shall be applied FIRST, to repay outstanding Money Market Rate Loans, SECOND to repay other outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this SECTION 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Lenders as among themselves. The order of priority set forth in CLAUSES (d) through (h) of this SECTION 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by Borrower or any other Person. The order of priority set forth in CLAUSES (a) and (b) of this SECTION 11.3 may be changed only with the prior written consent of the Administrative Agent and the order of priority set forth in CLAUSE (c) may be changed only with the prior written consent of the Swing Line Lender.

                                  ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any assignment by any Lender must be made in compliance with
SECTION 12.3. Notwithstanding CLAUSE (b) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.


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          12.2 PARTICIPATIONS.

          12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Eligible Participants (a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Note held by such Lender, any L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Loans and L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

          12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, L/C Interest or Commitment in which such Participant has an interest which would require the consent of such Participant under SECTION 8.2(a) if such Participant were a Lender.

          12.2.3 BENEFIT OF SETOFF AND OTHER PROVISIONS. The Borrower agrees that to the extent permitted by law each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION
11.2 as if each Participant were a Lender. The Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.1, 3.2 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 12.3; PROVIDED, HOWEVER, that in no event shall the Borrower be obligated to make any payment with respect to such Sections which is greater than the amount that the Borrower would have paid to the Lender had no such participating interest been sold.

          12.3 ASSIGNMENTS.

          12.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more commercial


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banks ("PURCHASERS") all or any part of its Commitment and outstanding Loans and
L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess of that amount. Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not (i) a Lender or (ii) a Wholly-Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary (neither of which consents may be unreasonably withheld or delayed); PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

          12.3.2 EFFECT; EFFECTIVE DATE. Upon (a) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by
SECTION 12.3.1, and (b) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Administrative Agent, and the Borrower shall make appropriate arrangements so that, if the transferor Lender desires that its Loans be evidenced by Notes, replacement Notes are issued to such transferor Lender and, if the Purchaser desires that its Loans be evidenced by Notes, new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

          12.4 DESIGNATED LENDERS. (a) Subject to the terms and conditions set forth in this SECTION 12.4(a), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; PROVIDED the designation of an Eligible Designee by any Lender for purposes of this SECTION 12.4(a) shall be subject to the approval of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of EXHIBIT J hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Borrower and the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this

Agreement and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; PROVIDED, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender and (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender. If the Designating Lender's Loans are evidenced by Notes, no additional Notes shall be required with respect to Loans provided by a Designated Lender; PROVIDED, HOWEVER, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold any Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of any such payments. In addition, any Designated Lender may (i) with notice to, but without the consent of the Borrower and the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (ii) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

          (b) Each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; PROVIDED that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This SECTION 12.4(b) shall survive the termination of this Agreement.

          12.5 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees to be bound by SECTION
9.14 of this Agreement.

          12.6 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.18.

                                  ARTICLE XIII
                                     NOTICES

          13.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.14(b) with respect to telephonic notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

          13.2 CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                 COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Subject to
SECTION 4.1, this Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone that it has taken such action.

                  [Remainder of this Page Intentionally Blank]

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                   THE TJX COMPANIES, INC.,

                                   as the Borrower

                                   By: /s/ MARY B. REYNOLDS
                                       -------------------------------------
                                   Name: Mary B. Reynolds
                                   Title: Treasurer

                                   Address:

                                   770 Cochituate Road
                                   Framingham, Massachusetts 01701
                                   Attn: Don Campbell, Chief Financial Officer
                                   Telephone No.: (508) 390-1000
                                   Facsimile No.: (508) 390-2199




























SIGNATURE PAGE TO 5-YEAR REVOLVING CREDIT AGREEMENT

                                   BANK ONE, NA (MAIN OFFICE CHICAGO),
                                   as a Lender and as Administrative Agent


                                   By: /s/ VINCENT R. HENCHEK
                                       -------------------------------------
                                   Name: Vincent R. Henchek
                                   Title: Director

                                   Address:

                                   1 Bank One Plaza
                                   Chicago, Illinois 60670
                                   Attention:  Timothy J. King
                                   Telephone No: (312) 732-4973
                                   Facsimile No.: (312) 732-7455
                                   E-mail: tim_j_king@bankone.com

                                   THE BANK OF NEW YORK,
                                   as a Lender and as a Syndication Agent


                                   By: /s/ CHARLOTTE SOHN-FUIKS
                                       -------------------------------------
                                   Name: Charlotte Sohn-Fuiks
                                   Title: Vice President

                                   Address:

                                   One Wall Street
                                   8th Floor
                                   New York, New York 10286
                                   Attention: Charlotte Sohn-Fuiks
                                   Telephone No: (212) 635-7869
                                   Facsimile No.: (212) 635-1483
                                   E-mail: csohn@bankofny.com

                                   FLEET NATIONAL BANK,
                                   as a Lender, as a Syndication Agent and as an Issuing Lender


                                   By: /s/ LINDA E.C. ALTO
                                       -------------------------------------
                                   Name: Linda E.C. Alto
                                   Title: Director

                                   Address:

                                   Mail Stop MA DE 10008F
                                   100 Federal Street
                                   Boston, MA 02110
                                   Attention: Linda E. Alto
                                   Telephone No.: (617) 434-1601
                                   Facsimile: (617) 434-1692
                                   E-mail: linda_e_alto@fleet.com

                                   BANK OF AMERICA, N.A
                                   as a Lender

                                   /s/ AMY KROVOCHECK
                                   -------------------------------------
                                   Name: Amy Krovocheck
                                   Title: Vice President

                                   Address:

                                   901 Main Street
                                   64th Floor
                                   Dallas, TX 75202
                                   Attention: Amy Krovocheck
                                   Telephone No.: (214) 209-0193
                                   Facsimile: (214) 209-0905
                                   E-mail: amy.a.krovocheck@bankofamerica.com

                                   JPMORGAN CHASE BANK,
                                   as a Lender and Documentation Agent

                                   By: /s/ JOHN FRANCIS
                                       -------------------------------------
                                   Name: John A. Francis
                                   Title: Vice President

                                   Address:

                                   234 Church Street, 6th Floor
                                   New Haven, CT 06510
                                   Attention: John A. Francis
                                   Telephone No.: (860) 633-7799
                                   Facsimile: (203) 784-3838
                                   E-mail: john.francis@jpmorgan.com

                                   UNION BANK OF CALIFORNIA, N.A.
                                   as a Lender

                                   By: /s/ THERESA L. ROCHA
                                       -------------------------------------
                                   Name: Theresa L. Rocha
                                   Title: Vice President

                                   Address:

                                   350 California Street
                                   6th Floor
                                   San Francisco, CA 94546
                                   Attention: Terry Rocha
                                   Telephone No.: (415) 705-7594
                                   Facsimile: (415) 705-7085
                                   E-mail: theresa.rocha@uboc.com

                                   KEYBANK NATIONAL ASSOCIATION,
                                   as a Lender

                                   By: /s/ BRENDAN A. LAWLOR
                                       -------------------------------------
                                   Name: Brendan A. Lawlor
                                   Title: Vice President

                                   Address:

                                   127 Public Square
                                   Mail Code OH-01-27-0606
                                   Cleveland, OH 44114
                                   Attention: Brendan Lawlor
                                   Telephone No.: (216) 689-5642
                                   Facsimile: (216) 689-4981
                                   E-mail: brendan_a_lawlor@keybank.com

                                   PNC BANK, NATIONALK ASSOCIATION

                                   as a Lender

                                   By: /s/ DONALD V. DAVIS
                                       -------------------------------------
                                   Name: Donald V. Davis
                                   Title: Vice President

                                   Address:

                                   70 East 55th Street, 21st Floor
                                   New York, NY 10022
                                   Attention:  Donald V. Davis
                                   Telephone No.: (212) 303-0034
                                   Facsimile: (212) 303-0064
                                   E-mail: dv.davis@pncbank.com

                                   MELLON BANK, N.A.,
                                   as a Lender

                                   By: /s/ NANCY E. GALE
                                       -------------------------------------
                                   Name: Nancy E. Gale
                                   Title: Vice President

                                   Address:

                                   1 Mellon Center
                                   Room 4450
                                   Pittsburgh, PA 15258
                                   Attention: Nancy E. Gale
                                   Telephone No.: (412) 268-2800
                                   Facsimile: (412) 236-6112
                                   E-mail:

                                   THE ROYAL BANK OF SCOTLAND PLC,
                                   as a Lender

                                   By: /s/ CLIVE HALLAM
                                       -------------------------------------
                                   Name: Clive Hallam
                                   Title: Corporate Director

                                   Address:

                                   135 Bishopsgate
                                   London EC2M 3UR

                                   Attention: Simon Millsop/Steve Beale
                                   Telephone No.: 00 44 207 375 8781/8466
                                   Facsimile: 00 44 207 375 8710
                                   E-mail: simon.millsop@rbs.co.uk
                                           steve.beale@rbs.co.uk

                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as a Lender

                                   By: /s/ THOMAS L. BAYER
                                       -------------------------------------
                                   Name: Thomas L. Bayer
                                   Title: Vice President

                                   Address:

                                   Retail & Apparel Group
                                   SL-TW-12MP
                                   One U.S. Bank Plaza
                                   St. Louis, MO 63101
                                   Attention: Tom Bayer
                                   Telephone No.: (314) 418-3993
                                   Facsimile: (314) 418-3859
                                   E-mail: thomas.l.bayer@firstar.com

                                   CITIZENS BANK OF MASSACHUSETTS,
                                   as a Lender

                                   By: /s/ STEPHEN FOLEY
                                       -------------------------------------
                                   Name: Stephen Foley
                                   Title: Vice President

                                   Address:

                                   28 State Street
                                   15th Floor
                                   Boston, MA 02110
                                   Attention: Maria Chaplain
                                   Telephone No.: (781) 655-4391
                                   Facsimile: (781) 655-4050
                                   E-mail: maria.chaplain@citizensbank.com

                                   FIFTH THIRD BANK,
                                   as a Lender

                                   By: /s/ CHRISTINE L. WAGNER
                                       -------------------------------------
                                   Name: Christine L. Wagner
                                   Title: Assistant Vice President

                                   Address:

                                   MD 109054
                                   38 Fountain Square Plaza
                                   Cincinnati, OH 45263
                                   Attention:  Christine L. Wagner
                                   Telephone No.: (513) 534-7348
                                   Facsimile: (513) 534-5947
                                   E-mail: Christine.Wagner@53.com

                                   SOVEREIGN BANK,
                                   as a Lender

                                   By: /s/ ROBERT E. COOK
                                       -------------------------------------
                                   Name: Robert E. Cook
                                   Title: Vice President

                                   Address:

                                   75 State Street
                                   Boston, MA
                                   Attention: Jesse Wong, AVP
                                   Telephone No.: (617) 346-7343
                                   Facsimile: (617) 346-3330
                                   E-mail: jwong@sovereignbank.com
                                           rcook@sovereignbank.com

                                   WELLS FARGO BANK, NATIONAL
                                   ASSOCIATION,
                                   as a Lender

                                   By: /s/ CAROLINE E. GATES
                                       -------------------------------------
                                   Name: Caroline E. Gates
                                   Title: Vice President

                                   Address:

                                   70 East 55th Street
                                   11th Floor
                                   New York, NY 10022
                                   Attention: Caroline Gates
                                   Telephone No.: (212) 836-4043
                                   Facsimile: (212) 593-5241
                                   E-mail: caroline.e.gates@wellsfargo.com